Exhibit (a)(1)(i)


This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your dealer, broker, bank manager, lawyer or other professional advisor.



                          OFFERS TO PURCHASE FOR CASH

  all of the outstanding Class A Restricted Voting Shares, Class B Non-Voting
                   Shares, Warrants 2005 and Warrants 2008 of

                       MICROCELL TELECOMMUNICATIONS INC.

                                on the basis of

Cdn.$29.00 per Class A Restricted Voting Share        Cdn.$9.67 per Warrant 2005
Cdn.$29.00 per Class B Non-Voting Share               Cdn.$8.89 per Warrant 2008

                                       by

                               TELUS CORPORATION

These offers (the "Offers") by TELUS Corporation, a company governed by the laws of British Columbia ("TELUS" or the "Offeror"), to purchase for cash all of the issued and outstanding class A restricted voting shares (the "Class A Shares"), class B non-voting shares (the "Class B Shares" and, collectively with the Class A Shares, together with the associated Rights (as defined herein), the "Shares", including Shares issuable upon the exercise of outstanding options, warrants or other conversion or exchange rights other than the Rights), Warrants 2005 and Warrants 2008 (collectively, the "Warrants", and together with the Shares, the "Securities") of Microcell Telecommunications Inc. ("Microcell" or the "Company") will be open for acceptance until 9 p.m., Toronto time, on June 22, 2004 (the "Expiry Time"), unless extended or withdrawn by the Offeror. The Offers for the Shares are made only for the Shares and are not made for any options, warrants or other rights to acquire Shares (other than the Rights).

The Class A Offer (as defined herein) is subject to certain conditions, including, without limitation, there being validly deposited and not withdrawn, at the Expiry Time, (1) such number of Class A Shares under the Class A Offer which represents at least 66 2/3% of the Class A Shares outstanding; (2) such number of Class B Shares under the Class B Offer (as defined herein) which represents at least 66 2/3% of the Class B Shares on a partially-diluted basis (as defined herein); and (3) such number of Securities under the Offers which represents at least 66 2/3% of the Securities on a fully-diluted basis (as defined herein). Each of the Class B Offer and the Warrant Offers (as defined herein) are subject to the condition that, at the Expiry Time, Class A Shares have previously been purchased pursuant to the Class A Offer or are then being purchased pursuant to the Class A Offer. Each of the conditions of the Class A Offer, Class B Offer, and Warrant Offers is set forth in Section 4 of the Offers to Purchase, "Conditions of the Offers". Subject to applicable law, the Offeror reserves the right to withdraw any or all of the Offers and not take up and pay for any Securities deposited under such Offer(s) unless each of the conditions to such Offer(s) is satisfied or waived by the Offeror prior to the Expiry Time.

The Shares and the Warrants are listed on the Toronto Stock Exchange (the "TSX"). On May 13, 2004, the date of the public announcement of the Offeror's intention to commence the Offers, the closing price of each of the Class A Shares and Class B Shares was Cdn.$21.00 and Cdn.$21.25, respectively. The prices offered herein represent a premium of 38.1% and 36.5% over the closing price of each of the Class A Shares and Class B Shares, respectively, on the TSX on May 13, 2004.

Securityholders who wish to accept the Offers must properly complete and duly execute the accompanying Letter of Acceptance and Transmittal (which for Shares is printed on blue paper and for Warrants is printed on yellow paper), or a facsimile thereof, and deposit it, together with certificates representing their Shares or Warrants, as the case may be, in accordance with the instructions in the applicable Letter of Acceptance and Transmittal. Alternatively, Securityholders may follow the procedures for (1) book-entry transfer of Securities described under "Manner of Acceptance - Book Entry Transfer" or (2) guaranteed delivery described under "Manner of Acceptance - Procedure for Guaranteed Delivery", using the accompanying Notice of Guaranteed Delivery (which for Shares is printed on green paper and for Warrants is printed on orange paper), or a facsimile thereof. Persons whose Securities are registered in the name of a broker, dealer, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offers.

Questions and requests for assistance may be directed to the Dealer Managers or the Depositary. Additional copies of this document, the Letters of Acceptance and Transmittal and the Notices of Guaranteed Delivery may be obtained without charge on request from the Dealer Managers or the Depositary at their respective offices shown on the last page of the Offers to Purchase and Circular.

No person has been authorized to give any information or make any representation other than those contained in the Offers to Purchase and Circular and the Letters of Acceptance and Transmittal, and if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

The Offers have not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offers or upon the adequacy of the information contained in the Offers to Purchase and Circular. Any representation to the contrary is unlawful.

The Offers to Purchase and Circular do not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offers are not being made to, nor will deposits be accepted from or on behalf of, Securityholders in any jurisdiction in which the making or acceptance of the Offers would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in its or their sole discretion, take such action as it or they may deem necessary to extend the Offers to Securityholders in any such jurisdiction.

                   __________________________________________

                     The Dealer Manager for the Offers is:

                              RBC Capital Markets

    In Canada:                                   In the United States:
    RBC Dominion Securities Inc.                 RBC Capital Markets Corporation

May 17, 2004

Except as otherwise indicated, the information concerning Microcell contained in the Offers to Purchase and Circular has been taken from or based upon publicly available documents and records on file with Canadian securities regulatory authorities, the United States Securities and Exchange Commission and other public sources. The Offeror has no means of verifying the accuracy or completeness of any of the information contained herein that is derived from those filings or whether there has been any failure by Microcell to disclose events that may have occurred or may affect the significance or accuracy of any information.

TELUS MAINTAINS AN INTERNET SITE AT WWW.TELUS.COM. INFORMATION CONTAINED IN OR OTHERWISE ACCESSIBLE THROUGH THIS INTERNET SITE IS NOT PART OF THE OFFERS AND THE OFFERS TO PURCHASE AND CIRCULAR. ALL REFERENCES IN THE OFFERS TO PURCHASE AND CIRCULAR TO THIS INTERNET SITE ARE INACTIVE TEXTUAL REFERENCES TO THIS URL AND ARE FOR INFORMATION PURPOSES ONLY.

                            _______________________

                 NOTICE TO SECURITYHOLDERS IN THE UNITED STATES

THE ENFORCEMENT BY SECURITYHOLDERS OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT THE OFFEROR IS GOVERNED BY THE LAWS OF BRITISH COLUMBIA, THAT THE MAJORITY OF ITS OFFICERS AND DIRECTORS RESIDE OUTSIDE THE UNITED STATES, THAT SOME OF THE DEALER MANAGERS OR EXPERTS NAMED IN THE CIRCULAR RESIDE OUTSIDE THE UNITED STATES AND THAT ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF THE OFFEROR AND SAID PERSONS MAY BE LOCATED OUTSIDE THE UNITED STATES. SECURITYHOLDERS MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS OR DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF UNITED STATES FEDERAL SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT'S JUDGMENT.

SECURITYHOLDERS OF MICROCELL SHOULD BE AWARE THAT THE PURCHASE BY THE OFFEROR OF THE SECURITIES HELD BY THEM AS DESCRIBED HEREIN MAY HAVE TAX CONSEQUENCES BOTH IN THE UNITED STATES AND CANADA. SUCH CONSEQUENCES FOR SECURITYHOLDERS WHO ARE RESIDENT IN, OR CITIZENS OF, THE UNITED STATES OR CANADA MAY NOT BE FULLY DESCRIBED HEREIN. SEE SECTION 16 OF THE CIRCULAR, "MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS" AND SECTION OF THE CIRCULAR, "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS".

                           EXCHANGE RATE INFORMATION

TELUS publishes its consolidated financial statements in Canadian dollars. In the Offers to Purchase and Circular, except where otherwise indicated, all references to "dollars" or "$" are to Canadian dollars. The Bank of Canada noon spot exchange rate on May 14, 2004 was Cdn.$1.3925 = U.S.$1.00.


                                    TABLE OF CONTENTS
                                                                                        Page
                                                                                        ----

SUMMARY TERM SHEET........................................................................2
GLOSSARY................................................................................  7
OFFERS TO PURCHASE.......................................................................12
         1.       The Offers.............................................................12
         2.       Time for Acceptance....................................................12
         3.       Manner of Acceptance...................................................12
         4.       Conditions of the Offers...............................................16
         5.       Extension and Variation of the Offers..................................20
         6.       Withdrawal of Deposited Securities.....................................22
         7.       Take Up of and Payment for Deposited Securities........................23
         8.       Return of Deposited Securities.........................................24
         9.       Mail Service Interruption..............................................24
         10.      Changes in Capitalization; Dividends and Distributions; Liens..........24
         11.      Notices and Delivery...................................................25
         12.      Market Purchases.......................................................26
         13.      Other Terms of the Offers..............................................26
CIRCULAR.................................................................................28
         1.       TELUS..................................................................28
         2.       Microcell..............................................................29
         3.       Background to the Offers...............................................30
         4.       Purpose of the Offers and Plans for Microcell..........................30
         5.       Acquisition of Securities Not Deposited................................31
         6.       Source of Funds........................................................33
         7.       Beneficial Ownership of and Trading in Securities......................34
         8.       Commitments to Acquire Securities of Microcell.........................35
         9.       Arrangements, Agreements or Understandings.............................35
         10.      Material Changes and Other Information.................................35
         11.      Price Range and Trading Volume of Securities...........................35
         12.      Dividend and Dividend Policy...........................................36
         13.      Effect of the Offers on the Market for Securities;
                  Public Disclosure by Microcell; Exchange Act Registration..............36
         14.      Summary of Microcell Rights Plan.......................................36
         15.      Regulatory Matters.....................................................38
         16.      Material Canadian Federal Income Tax Considerations....................39
         17.      Material United States Federal Income Tax Considerations...............43
         18.      Financial Advisor, Dealer Managers and Depositary......................45
         19.      Legal Matters..........................................................46
         20.      Offerees' Statutory Rights.............................................46
         21.      TELUS Directors Approval...............................................46
CONSENT..................................................................................47
APPROVAL AND CERTIFICATE................................................................A-1
SCHEDULE I..............................................................................I-1

                               SUMMARY TERM SHEET

         THE FOLLOWING ARE SOME OF THE QUESTIONS YOU, AS A SECURITYHOLDER OF MICROCELL, MAY HAVE ABOUT OUR OFFERS AND OUR ANSWERS TO THOSE QUESTIONS. THIS SUMMARY TERM SHEET PROVIDES IMPORTANT AND MATERIAL INFORMATION ABOUT OUR OFFERS THAT IS DESCRIBED IN MORE DETAIL ELSEWHERE IN THE OFFERS TO PURCHASE AND CIRCULAR, BUT THIS SUMMARY TERM SHEET MAY NOT INCLUDE ALL OF THE INFORMATION ABOUT OUR OFFERS THAT IS IMPORTANT TO YOU. ADDITIONAL IMPORTANT INFORMATION ABOUT OUR OFFERS IS CONTAINED IN THE REMAINDER OF THE OFFERS TO PURCHASE AND CIRCULAR AND THE LETTERS OF ACCEPTANCE AND TRANSMITTAL. THEREFORE, WE URGE YOU TO CAREFULLY READ THE REMAINDER OF THE OFFERS TO PURCHASE AND CIRCULAR AND THE LETTERS OF ACCEPTANCE AND TRANSMITTAL FOR OUR OFFERS BECAUSE THE INFORMATION IN THIS SUMMARY TERM SHEET IS NOT COMPLETE. WE HAVE INCLUDED CROSS-REFERENCES IN THIS SUMMARY TERM SHEET TO OTHER SECTIONS OF THE OFFERS TO PURCHASE AND CIRCULAR TO DIRECT YOU TO THE SECTIONS OF THE OFFERS TO PURCHASE AND CIRCULAR IN WHICH A MORE COMPLETE DESCRIPTION OF THE TOPICS COVERED IN THIS SUMMARY TERM SHEET APPEAR. AS USED IN THESE QUESTIONS AND ANSWERS, "WE" OR "US" OR "OUR" REFERS TO TELUS, THE COMPANY MAKING THE OFFERS FOR THE MICROCELL SHARES AND WARRANTS.

WHO IS OFFERING TO BUY MY MICROCELL SHARES AND WARRANTS?

         We are TELUS, Canada's second largest telecommunications company, providing a full range of telecommunications products and services. We are the largest incumbent telecommunications service provider in western Canada and provide telecommunications services throughout Canada. See Sections 1 and 2 of the Circular for more details regarding us and Microcell.

WHAT ARE THE CLASSES AND AMOUNTS OF SECURITIES SOUGHT IN YOUR OFFERS?

         We are seeking to purchase all of the issued and outstanding Class A Shares, Class B Shares, Warrants 2005 and Warrants 2008 of Microcell. See
Section 1 of the Offers to Purchase.

WHAT IS THE PURPOSE OF YOUR OFFERS?

         The purpose of our offers is to enable us to acquire all of the Class A Shares, Class B Shares, Warrants 2005 and Warrants 2008. See Section 4 of the Circular.

HOW MUCH ARE YOU OFFERING TO PAY?  WHAT IS THE FORM OF PAYMENT?
WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I DEPOSIT IN YOUR OFFERS?

         We are offering to pay $29.00 per Class A Share, $29.00 per Class B Share, $9.67 per Warrant 2005 and $8.89 per Warrant 2008 of Microcell, in each case, net to you in cash, without interest.

         On May 14, 2004, the Bank of Canada noon spot exchange rate for Canadian dollars per U.S.$1.00 was $1.3925. For example, if you received payment in Canadian dollars and exchanged it for U.S. dollars at that exchange rate, you would have received U.S.$20.83 per Class A Share, U.S.$20.83 per Class B Share, U.S.$6.94 per Warrant 2005 and U.S.$6.38 per Warrant 2008 (excluding any currency exchange fees or commissions). Although the offer prices of $29.00 per Class A Share, $29.00 per Class B Share, $9.67 per Warrant 2005 and $8.89 per Warrant 2008 of Microcell are fixed, the amount you would receive in U.S. dollars with respect to each of the foregoing Microcell securities will vary with the Canadian dollar to U.S. dollar exchange rate, which may be higher or lower than $1.3925 per U.S.$1.00 at the time of exchange. All amounts payable by us for your Microcell securities under our offers will be in Canadian currency. If applicable to your situation, you should obtain a current quote of the exchange rate before deciding whether to deposit your Microcell securities.

         You will not be obligated to pay any brokerage fee or commission or, except as otherwise provided in the Letters of Acceptance and Transmittal, stock transfer taxes with respect to the purchase of Microcell securities by us pursuant to our offers if you accept our offers by depositing your Microcell securities directly with Computershare Trust Company of Canada, the depositary for our offers, or by utilizing the services of any member of the soliciting dealer group for our offers. See Section 3 of the Offers to Purchase.

DO YOU HAVE THE FINANCIAL RESOURCES TO MAKE PAYMENT FOR ALL OF THE MICROCELL SECURITIES THAT YOU ARE OFFERING TO PURCHASE?

         Yes. We have sufficient funds to pay for all Microcell securities that are accepted by us in our offers, and to pay for the compulsory acquisition or the subsequent acquisition transaction that is expected to follow the successful completion of our offers. Our source of funds will be available cash on hand and drawdowns on our committed credit facilities. See "Source of Funds" in Section 6 of the Circular for additional information. Our obligation to purchase Microcell securities in our offers is not subject to any financing condition.

IS YOUR FINANCIAL CONDITION RELEVANT TO MY DECISION TO DEPOSIT IN YOUR OFFERS?

         No. We do not believe that our financial condition is relevant to your decision whether to deposit your Microcell securities in our offers because we are offering to acquire all outstanding publicly-traded classes of Microcell shares and warrants, the form of consideration consists solely of cash and our offers are not contingent upon our receipt of financing. Also, if we take up and pay for Microcell shares and warrants validly deposited under our offers, we intend to acquire the remaining Microcell shares by way of a compulsory acquisition or, if such right of compulsory acquisition is not available or we elect not to pursue such right, by other means, such as a subsequent acquisition transaction involving Microcell and us or one of our subsidiaries for an amount that equals the consideration being offered in our offers per Microcell share and warrant, net to the seller in cash, without interest. If we pursue a compulsory acquisition transaction or subsequent acquisition transaction for the Microcell shares, we intend that such transaction would also constitute a "fundamental transaction" under the indentures governing the Warrants 2005 and Warrants 2008 of Microcell, which would permit us to acquire all of the remaining Warrants 2005 and Warrants 2008 of Microcell. See Sections 5 and 6 of the Circular for additional information.

HOW WILL MY OPTIONS BE TREATED?

         In order to deposit the underlying Microcell shares to our offers, you should exercise your options pursuant to the terms of the plan governing the options, and deposit the Microcell shares to our offers in the same manner as other Microcell shares. See "How Do I Deposit My Microcell Securities In Your Offers?"

HOW LONG DO I HAVE TO DECIDE WHETHER TO DEPOSIT MY MICROCELL SECURITIES IN YOUR OFFERS?

         You will have until 9 p.m., Toronto time, on June 22, 2004, to deposit your Microcell securities in our offers, unless one or more of our offers are extended or earlier withdrawn. Such time and date as may be extended is referred to herein as the "expiry time." If you cannot deliver everything that is required in order to make a valid deposit by that time, you may be able to use a guaranteed delivery procedure, which is described in Section 3 of the Offers to Purchase.

UNDER WHAT CIRCUMSTANCES CAN OR MUST YOU EXTEND YOUR OFFERS?
WILL THERE BE A SUBSEQUENT OFFERING PERIOD?

         We are permitted (and are required under limited circumstances) to extend one or more of our offers beyond its initial expiration date of June 22, 2004:

         o for such amount of time as we determine to be necessary to permit any of the conditions to one or more of our offers to be satisfied;

         o for any period required by the rules, regulations or interpretations of the Canadian securities regulatory authorities and the United States Securities and Exchange Commission, or the staff thereof, applicable to our offers; and

         o if we purchase Microcell securities deposited in the applicable offer, we have the right, at our option, to extend such offer to provide for a "subsequent offering period," which is an additional period of time beginning on the day after the expiry time during which holders of Microcell securities may deposit their securities and promptly receive the consideration paid for Microcell securities during such offer.

         If on the date that an offer expires, the conditions to such offer set forth in Section 4 of the Offers to Purchase, "Conditions of the Offers", have either been satisfied or waived, we may make available a subsequent offering period under such offer by extending such offer on one occasion for a period of at least ten calendar days and not to exceed 20 business days. We do not currently intend to provide for a subsequent offering period with respect to any of our offers, but we reserve the right to do so in our sole discretion. We will promptly take up and pay for all Microcell securities validly deposited during the subsequent offering period with respect to an offer. Notwithstanding the provisions of United States federal securities laws relating to subsequent offering periods, we will permit the withdrawal of deposited securities during any subsequent offering period, if there is one, at any time prior to such securities being purchased by us under an offer.

         Subject to applicable law, we expressly reserve the right to waive any of the conditions to one or more of our offers and to make any change in the terms of, or conditions to, one or more of our offers prior to the expiry time. See Sections 5 and 6 of the Offers to Purchase.

HOW WILL I BE NOTIFIED IF YOUR OFFERS ARE EXTENDED?

         If we extend one or more of our offers, we will provide written notice to the depositary for our offers, and we will cause the depositary as soon as practicable thereafter to communicate such notice to all securityholders. We will also make a public announcement of the extension by issuing a press release prior to 9 a.m., Toronto time, on the next business day after the scheduled expiry time and by providing a copy of the notice to the Toronto Stock Exchange. If we decide to provide a subsequent offering period, we will notify securityholders when we announce the results of our offers. See Section 5 of the Offers to Purchase.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS IN YOUR OFFERS?

We have the right to withdraw any of our offers and not take up and pay for any Microcell securities deposited under any such offer(s) unless each of the conditions applicable to such offer described in Section 4 of the Offers to Purchase, "Conditions of the Offers", is satisfied or waived by us prior to the expiry time. These conditions include, without limitation, in the case of our offer for the Class A Shares, there being validly deposited and not withdrawn, at the expiry time, (1) such number of Class A Shares under our offer for the Class A Shares which represents at least 66 2/3% of the Class A Shares outstanding; (2) such number of Class B Shares under our offer for the Class B Shares which represents at least 66 2/3% of the Class B Shares on a partially-diluted basis; and (3) such number of Class A Shares, Class B Shares, Warrants 2005 and Warrants 2008 under our offers for the Class A Shares, Class B Shares, Warrants 2005 and Warrants 2008 which represents at least 66 2/3% of the aggregate number of Microcell securities on a fully-diluted basis. Each of our offers for the Class B Shares, the Warrants 2005 and Warrants 2008 is subject to the condition that, at the expiry time, Class A Shares have previously been purchased pursuant to our offer for the Class A Shares or are then being purchased pursuant to our offer for the Class A Shares. See Section 4 of the Offers to Purchase.

         We are not obligated to purchase Microcell securities that are validly deposited if we have not received any required approvals, exemptions or rulings, including under the Competition Act (Canada) and from Industry Canada. See paragraphs 4(c) and 4(d) of the Offers to Purchase and Section 15 of the Circular.

         Our offer for the Class A Shares is also subject to various other conditions. We can waive the conditions to any or all of our offers without Microcell's consent. See Section 4 of the Offers to Purchase.

         Our obligation to purchase Microcell securities under our offers is not subject to any financing condition. See Section 6 of the Circular for information about our financing arrangements.

HOW DO I DEPOSIT MY MICROCELL SECURITIES IN YOUR OFFERS?

         To deposit all or a portion of your Microcell securities in our offers:

         o You must deliver your Microcell share or warrant certificates (or arrange for the book-entry delivery of your shares or warrants), together with a properly completed and duly executed letter of acceptance and transmittal (or an "Agent's Message" in the case of book-entry transfer), and any other documents required by the letter of acceptance and transmittal, to the depositary not later than the expiry time.

         o If your Microcell shares or warrants are held in "street name," through a broker, dealer, bank, trust company or other nominee, and you wish to deposit all or any portion of your Microcell securities in our offers, your Microcell shares and warrants can only be deposited on your behalf by your broker or nominee to the depositary.

         o If you are unable to deliver any required document or instrument to the depositary by the expiry time, you may obtain additional time to do so by having a broker, a bank or other fiduciary that is an eligible institution guarantee that the missing items will be received by the depositary within three Toronto Stock Exchange trading days after the expiry time of our offers. You may use the notice of guaranteed delivery enclosed with the Offers to Purchase and Circular for this purpose. For the deposit to be valid, however, the depositary must receive the missing items within that three trading-day period or your deposit will not be valid.

         See Section 3 of the Offers to Purchase.

CAN I WITHDRAW MICROCELL SECURITIES THAT I PREVIOUSLY DEPOSITED IN YOUR OFFERS? UNTIL WHAT TIME MAY I WITHDRAW PREVIOUSLY DEPOSITED MICROCELL SECURITIES?

         Yes. You can withdraw some or all of the Microcell shares and warrants that you validly deposited in our offers at any time prior to the expiry time. Once we accept your deposited Microcell shares and warrants for payment upon the expiration of our offers, you will no longer be able to withdraw them, except if they have not been paid for within three business days of such acceptance or in accordance with applicable law. See Section 6 of the Offers to Purchase.

HOW DO I WITHDRAW PREVIOUSLY DEPOSITED MICROCELL SECURITIES?

         To withdraw Microcell securities that you have previously deposited in one or more of our offers, you (or, if your Microcell securities are held in street name, the broker, dealer, bank, trust company or other nominee that holds your Microcell securities) must deliver or fax a written notice of withdrawal, or a facsimile of one, with the required information to the depositary for our offers while you still have the right to withdraw your Microcell securities. See Section 6 of the Offers to Purchase.

WHEN MUST MICROCELL'S BOARD OF DIRECTORS FORMALLY RESPOND TO OUR OFFERS?

         Under Canadian provincial securities laws, a directors' circular must be prepared and delivered to shareholders no later than 15 days from the date of the Offers to Purchase, which date is June 1, 2004. This circular must include either a recommendation to accept or reject our offers, and the reasons for their recommendation, or a statement that they are unable to make or are not making a recommendation, and if no recommendation is made, the reasons for not making a recommendation. Under United States federal securities laws, Microcell has similar obligations, including the requirement to file with the United States Securities and Exchange Commission a response no later than ten business days from the date of the Offers to Purchase, which date is May 28, 2004, as to whether it recommends acceptance or rejection of our offers, that it has no opinion with respect to our offers or that it is unable to take a position with respect to our offers.

IF THE MICROCELL SHARES ARE DEPOSITED AND TAKEN UP, WILL MICROCELL CONTINUE AS A PUBLIC COMPANY?

         In all likelihood, no. Following the purchase of Class A and Class B Shares in our offers, if over 90% of each such class are purchased, we expect to consummate a compulsory acquisition transaction as provided under applicable Canadian law. If less than 90% of the outstanding shares of each such class are deposited and purchased in our offers or if for some other reason we cannot complete a compulsory acquisition transaction under applicable law, but the minimum deposit condition to our offer for the Class A Shares is satisfied, we intend to complete a subsequent acquisition transaction to acquire the remaining publicly held Microcell shares. If a compulsory acquisition transaction or subsequent acquisition transaction is carried out, we expect to effect the acquisition of the remaining publicly held Warrants 2005 and Warrants 2008 pursuant to the terms of the indentures governing the Warrants 2005 and Warrants 2008. See Section 5 of the Circular.

         Even if for some reason a compulsory acquisition transaction or subsequent acquisition transaction does not take place, if we purchase all of the deposited Microcell shares and warrants, then there may be so few remaining shareholders and warrantholders and publicly held Microcell shares and warrants that the Microcell shares and warrants will no longer be eligible to be traded on the Toronto Stock Exchange, there may not be a public trading market for the Microcell shares or warrants, and Microcell may cease to make filings with the Canadian securities regulatory authorities and the United States Securities and Exchange Commission or otherwise no longer be required to comply with their rules relating to publicly held companies. See Section 13 of the Circular.

WHAT ARE THE MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF DEPOSITING MICROCELL SECURITIES IN YOUR OFFERS?

         In general, a Microcell securityholder who is a resident of Canada, who holds Microcell securities as capital property, who deals at arm's length and is not affiliated with Microcell and us and who sells Microcell securities under our offers will realize a capital gain (or loss) to the extent that the proceeds of disposition of Microcell securities exceed (or are less than) the total of the adjusted cost base to the securityholder and any reasonable costs of disposition. In general, a Microcell securityholder who is not a resident of Canada, who deals at arm's length and is not affiliated with Microcell and us, who holds Microcell securities as capital property and not in connection with carrying on a business in Canada and who sells Microcell securities under our offers will generally not be subject to Canadian federal income tax on any capital gain realized on a disposition of Microcell securities under our offers. We encourage you to seek independent tax advice regarding the Canadian federal income tax consequences of depositing your Microcell securities in our offers. See
Section 16 of the Circular.

WHAT ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF DEPOSITING MICROCELL SECURITIES IN YOUR OFFERS?

         In general, a United States holder who holds Microcell securities as capital assets and receives cash for the securities under our offers will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between (1) the U.S. dollar equivalent of the Canadian dollar cash payment received, determined based on the spot rate of exchange on the date we take up and pay for such Microcell securities and
(2) such United States holder's adjusted tax basis in the Microcell securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if such United States holder has held the Microcell securities for more than one year at the time of the exchange. We encourage you to consult your tax advisor regarding the United States federal income tax consequences of depositing your Microcell securities in our offers. See Section 17 of the Circular.

TO WHOM MAY I SPEAK IF I HAVE QUESTIONS ABOUT YOUR OFFERS?

         Questions and requests for assistance may be directed to RBC Dominion Securities Inc. and RBC Capital Markets Corporation as Canadian and United States dealer managers, respectively, or Computershare Trust Company of Canada as the depositary for our offers. Additional copies of the Offers to Purchase and Circular, the Letters of Acceptance and Transmittal and the related offer documents may be obtained without charge on request from one of the dealer managers or the depositary at their respective offices shown on the last page of the Offers to Purchase and Circular.

                                    GLOSSARY

In the Offers, unless the subject matter or context is inconsistent therewith, the following terms have the meanings set forth below:

"1933 Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"Acquiring Person" has the meaning ascribed thereto in Section 14 of the Circular, "Summary of Microcell Rights Plan";

"affiliate" has the meaning ascribed thereto in the Securities Act (Ontario);

"Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, stating that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility depositing the Securities that are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Acceptance and Transmittal and that the Offeror may enforce such agreement against such participant;

"ARC" has the meaning ascribed thereto in Section 15 of the Circular, "Regulatory Matters - Competition Act";

"ARPU" or "average revenue per unit", means average revenue per unit, or wireless subscriber, expressed as a rate per month for a given measurement period;

"associate" has the meaning ascribed thereto in the Securities Act (Ontario);

"Autorite" means the Autorite des marches financiers (formerly the Commission des valeurs mobilieres du Quebec);

"BC TELECOM" has the meaning ascribed thereto in Section 1 of the Circular, "TELUS";

"BCT" has the meaning ascribed thereto in Section 1 of the Circular, "TELUS";

"Book-Entry Confirmation" has the meaning ascribed thereto in Section 3 of the Offers to Purchase, "Manner of Acceptance - Letters of Acceptance and Transmittal";

"Book-Entry Transfer Facility" means The Depository Trust Company;

"CBCA" means the Canada Business Corporations Act, as amended;

"CDMA" means Code Division Multiple Access, a digital technology for use in mobile phone systems;

"Circular" means the take-over bid circular accompanying the Offers to Purchase and forming part of the Offers;

"Class A Offer" means the offer to purchase Class A Shares (and associated Rights) made hereby, the terms and conditions of which are set forth in the Offers to Purchase and Circular and the Letter of Acceptance and Transmittal for the Shares;

"Class B Offer" means the offer to purchase Class B Shares (and associated Rights) made hereby, the terms and conditions of which are set forth in the Offers to Purchase and Circular and the Letter of Acceptance and Transmittal for the Shares;

"Class A Shares" means class A restricted voting shares in the capital of Microcell issued and outstanding at any time during the Offer Period and includes, as part of each Class A Share, the Right attached thereto pursuant to the Microcell Rights Plan;

"Class B Shares" means class B non-voting shares in the capital of Microcell issued and outstanding at any time during the Offer Period and includes, as part of each Class B Share, the Right attached thereto pursuant to the Microcell Rights Plan;

"Code" means the United States Internal Revenue Code of 1986, as amended;

"COM Canada Warrants" means the warrants issued by Microcell to COM Canada, LLC pursuant to a warrant agreement entered into by the parties on April 30, 2004, as set out in the Standby Purchase Agreement entered into as of February 26, 2004, by and among Microcell and COM Canada, LLC;

"Commissioner" means the Commissioner of Competition appointed under the Competition Act;

"Company" or "Microcell" means Microcell Telecommunications Inc., a corporation governed by the CBCA;

"Competing Bid" has the meaning ascribed thereto in Section 14 of the Circular, "Summary of Microcell Rights Plan";

"Competition Act" means the Competition Act (Canada), as amended;

"Compulsory Acquisition" has the meaning ascribed thereto in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Compulsory Acquisition";

"CRA" has the meaning ascribed thereto in Section 16 of the Circular, "Material Canadian Federal Income Tax Considerations";

"Dealer Managers" means RBC Dominion Securities Inc. in Canada and RBC Capital Markets Corporation in the United States;

"Depositary" means Computershare Trust Company of Canada;

"Effective Date" has the meaning ascribed thereto in Section 3 of the Offers to Purchase, "Manner of Acceptance - Power of Attorney";

"Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP);

"entities", with respect to either Microcell or the Offeror, means, collectively, the subsidiaries, associates or other Persons in which Microcell or the Offeror, as appropriate, has a direct or indirect material interest;

"ESMR" or "enhanced specialized mobile radio", means specialized mobile radio networks that have incorporated frequency reuse and digital technology to increase their capacity and to provide service over very large coverage areas. An ESMR network is designed not only for the dispatch service associated with specialized mobile radio, but also for mobile telephony and short messaging services as well as circuit-switched and packet data services;

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

"Exercise Price" has the meaning ascribed thereto in Section 14 of the Circular, "Summary of Microcell Rights Plan";

"Expiry Time" means, with respect to an Offer, 9 p.m., Toronto time, on June 22, 2004, or such later time and date, with respect to such Offer, as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offers to Purchase, "Extension and Variation of the Offers";

"Flip-In Event" has the meaning ascribed thereto in Section 14 of the Circular, "Summary of Microcell Rights Plan";

"fully-diluted basis" means, with respect to the number of outstanding Securities at any time, the number of such Securities of any class that would be outstanding assuming all outstanding options for Class A Shares or Class B Shares and other rights to purchase Class A Shares, Class B Shares and Warrants have been exercised, including the exercise of the COM Canada Warrants but excluding the Rights;

"going private transaction", unless otherwise defined, has the meaning ascribed thereto in Rule 61-501;

"GPRS" or "general packet radio service" means a packet-based wireless communication service, based on GSM communication, that offers data rates from 56 up to 115 kilobits per second and continuous connection to the Internet for mobile phone and computer users;

"GSM" or "global system for mobile communication" means a digital mobile telephone system that digitizes and compresses data, and then sends it down a channel with two other streams of user data, each in its own time slot;

"ILEC" or "incumbent local exchange carrier" means the incumbent telecommunications company providing local exchange telephone service;

"Letter of Acceptance and Transmittal" means, the letter of acceptance and transmittal in the form printed on blue paper, in the case of Shares, and on yellow paper in the case of Warrants, accompanying the Offers to Purchase and Circular;

"Market Price" has the meaning ascribed thereto in Section 14 of the Circular, "Summary of Microcell Rights Plan";

"Microcell Rights Plan" means the shareholder rights plan dated as of May 1, 2003, between Microcell and Computershare Trust Company of Canada as rights agent;

"Minimum Condition" means the condition set out in paragraph (a) of Section 4 of the Offers to Purchase, "Conditions of the Offers";

"Minister" means the Minister of Industry for Canada of the Department of Industry or any officer or official thereof, as the context requires;

"Non-Resident Securityholder" has the meaning ascribed thereto in Section 16 of the Circular, "Material Canadian Federal Income Tax Considerations";

"Notice of Guaranteed Delivery" means the notice of guaranteed delivery in the form printed on green paper, in the case of Shares, and on orange paper in the case of Warrants, accompanying the Offers to Purchase and Circular;

"NYSE" means the New York Stock Exchange;

"Offer Period" means the period commencing on May 17, 2004 and ending at the Expiry Time;

"Offeree" has the meaning ascribed thereto in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Compulsory Acquisition";

"Offeror" or "TELUS" means TELUS Corporation, a company governed by the laws of British Columbia;

"Offeror's Notice" has the meaning ascribed thereto in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Compulsory Acquisition";

"Offers" means, collectively, the Class A Offer, the Class B Offer and the Warrant Offers and "Offer" means any one of such offers. For greater certainty, each of the Class A Offer, the Class B Offer and the Warrant Offers is a separate offer to purchase Shares of each of those classes or Warrants, respectively, and each of the Offers may be extended, varied or changed or the conditions of each Offer may be waived without similarly extending, varying or changing any or all of the other Offers or waiving the condition or conditions of any or all of the other Offers;

"Old Microcell" has the meaning ascribed thereto in Section 2 of the Circular, "Microcell";

"OSC" means the Ontario Securities Commission;

"Other Securities" has the meaning ascribed thereto in Section 3 of the Offers to Purchase, "Manner of Acceptance - Power of Attorney";

"partially-diluted basis" means, with respect to the number of outstanding Class B Shares at any time, the number of Class B Shares that would be outstanding assuming all outstanding options for Class B Shares and other rights to purchase Class B Shares (other than Rights) have been exercised (including the exercise of the COM Canada Warrants for Class B Shares), but not assuming the exercise of the Warrants or conversion of Class A Shares;

"PCS or "personal communications services" means digital wireless voice, data and text messaging services. In Canada and the United States, PCS spectrum has been currently allocated for use by public systems at the 1.9 GHz frequency range;

"Permitted Bid" has the meaning ascribed thereto in Section 14 of the Circular, "Summary of Microcell Rights Plan";

"Person" includes any individual, body corporate, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, or any form of unincorporated entity;

"PFIC" means a passive foreign investment company for United States federal income tax purposes;

"Policy Q-27" means Policy Q-27 of the Autorite, as amended;

"Publicly Disclosed by Microcell" means disclosed by Microcell in a public filing made by it on the System for Electronic Document Analysis and Retrieval (SEDAR) or by way of a press release made through a nationally recognized news wire service prior to the date hereof, in each case;

"Purchased Securities" has the meaning ascribed thereto in Section 3 of the Offers to Purchase, "Manner of Acceptance - Power of Attorney";

"Radiocommunication Act" means the Radiocommunication Act (Canada) and the regulations thereunder, as amended;

"Regulations" has the meaning ascribed thereto in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Subsequent Acquisition
Transactions";

"Resident Securityholder" has the meaning ascribed thereto in Section 16 of the Circular, "Material Canadian Federal Income Tax Considerations"; "Rights" has the meaning ascribed thereto in the Microcell Rights Plan;

"Rights Certificate" means the certificate(s), if any, issued by the Company pursuant to the Microcell Rights Plan evidencing Rights;

"Rule 61-501" means OSC Rule 61-501, as amended;

"SEC" means the United States Securities and Exchange Commission;

"Securities" means, collectively, the Shares and the Warrants;

"Securityholder" means a holder of Shares and/or Warrants;

"Separation Time" has the meaning ascribed thereto in Section 14 of the Circular, "Summary of Microcell Rights Plan";

"Shares" means, collectively, the Class A Shares and the Class B Shares;

"Soliciting Dealer" has the meaning ascribed thereto in Section 18 of the Circular, "Financial Advisor, Dealer Managers and Depositary";

"Soliciting Dealer Group" means the group of soliciting dealers formed by RBC Dominion Securities Inc. to solicit acceptances of the Offers in Canada;

"Spectrum Cap" means the spectrum aggregation limit for radiocommunication carriers (as such term is defined in the Radiocommunication Act) as determined by the Minister and outlined in "Revision to the PCS Spectrum Cap and Timing for Licensing Additional Spectrum" (November 1999 as amended in April 2003);

"Stock Acquisition Date" has the meaning ascribed thereto in Section 14 of the Circular, "Summary of Microcell Rights Plan";

"Subsequent Acquisition Transaction" has the meaning ascribed thereto in
Section 5 of the Circular, "Acquisition of Securities Not Deposited - Subsequent Acquisition Transactions";

"Subsequent Offering Period" has the meaning ascribed thereto in Section 5 of the Offers to Purchase, "Extension and Variation of the Offers";

"subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to a subsidiary;

"Tax Act" means the Income Tax Act (Canada), as amended;

"TC" has the meaning ascribed thereto in Section 1 of the Circular, "TELUS";

"TSX" means the Toronto Stock Exchange;

"United States Holder" has the meaning ascribed thereto in Section 17 of the Circular, "Material United States Federal Income Tax Considerations";

"Warrants" means, collectively, the Warrants 2005 and the Warrants 2008;

"Warrants 2005" means the warrants of Microcell issued and outstanding at any time during the Offer Period pursuant to the warrant indenture among Microcell and Computershare Trust Company of Canada as trustee, dated as of May 1, 2003 and amended on November 20, 2003, entitling their holders to subscribe, until May 1, 2005 for Class A Shares or Class B Shares, as the case may be, at an exercise price of $19.91 per share, subject to adjustment as provided in such warrant indenture;

"Warrants 2008" means the warrants of Microcell issued and outstanding at any time during the Offer Period pursuant to the warrant indenture among Microcell and Computershare Trust Company of Canada as trustee, dated as of May 1, 2003 and amended on November 20, 2003, entitling their holders to subscribe, until May 1, 2008 for Class A Shares or Class B Shares, as the case may be, at an exercise price of $20.69 per share, subject to adjustment as provided in such warrant indenture; and

"Warrant Offers" means the offer to purchase Warrants 2005 and Warrants 2008 made hereby, the terms and conditions of which are set forth in the Offers to Purchase and Circular and the Letter of Acceptance and Transmittal for the Warrants.

                           FORWARD-LOOKING STATEMENTS

Certain statements contained in the accompanying Offers to Purchase and Circular under "Background to the Offers" and "Purpose of the Offers and Plans for Microcell", in addition to certain statements contained elsewhere in this document, are "forward-looking statements" and are prospective. Forward-looking statements are not based on historical facts, but rather on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. These risk factors relative to the Offers, include: realization of tax and other synergies, including reduced network expenses and subscriber churn rates; success in migrating subscribers and integrating certain systems and processes; and achieving long-term leverage targets, as well as other risk factors listed from time to time in TELUS' reports, comprehensive public disclosure documents including the Annual Information Form, and in other filings with securities commissions in Canada (available on SEDAR at www.sedar.com) and the United States (available on EDGAR at www.sec.gov).

                               OFFERS TO PURCHASE

The accompanying Circular, which is incorporated into and forms part of the Offers, contains important information that should be read carefully before making a decision with respect to the Offers.

                                                                   May 17, 2004

TO:      THE HOLDERS OF SHARES AND WARRANTS OF MICROCELL

1.       The Offers

The Offeror hereby offers to purchase, upon the terms and subject to the conditions hereinafter specified, all of the issued and outstanding Shares, including any Shares which may become outstanding after the date of the Offers upon the exercise of outstanding options, warrants or other rights (other than the Rights) to purchase Shares and Warrants, on the basis of $29.00 for each Class A Share, $29.00 for each Class B Share, $9.67 for each Warrant 2005 and $8.89 for each Warrant 2008, in each case, net to the seller in cash, without interest.

Holders of Shares who have deposited Shares to the Offers will be deemed to have deposited the Rights associated with such Shares. No additional payment will be made for the Rights and no amount of the consideration to be paid by the Offeror will be allocated to the Rights.

The Offers for the Shares are made only for the Shares and are not made for any options, warrants or other rights to acquire Shares (other than Rights). Any holder of such securities (other than Rights) who wishes to accept the Offers for the Shares must, to the extent permitted by the terms of such securities and applicable law, exercise the options, warrants or other rights in order to obtain certificates representing Shares and then deposit those Shares in accordance with the Offers for the Shares. Any such exercise must be sufficiently in advance of the Expiry Time to ensure that Shares and associated Rights will be available for deposit no later than the Expiry Time or in sufficient time to comply with the procedures referred to in Section 3 of the Offers to Purchase, "Manner of Acceptance - Procedure for Guaranteed Delivery".

Holders of Warrants may deposit their Warrants to the Warrant Offers.

All currency amounts expressed herein, unless otherwise indicated, are expressed in Canadian dollars.

THE ACCOMPANYING CIRCULAR AND LETTERS OF ACCEPTANCE AND TRANSMITTAL, WHICH ARE INCORPORATED INTO AND FORM PART OF THE OFFERS, CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFERS.

2.       Time for Acceptance

The Offers are open for acceptance until the Expiry Time, being 9 p.m., Toronto time, on June 22, 2004, unless the Offers are withdrawn or extended by the Offeror. The Expiry Time may be extended at the Offeror's sole discretion pursuant to Section 5 of the Offers to Purchase, "Extension and Variation of the Offers".

3.       Manner of Acceptance

Letters of Acceptance and Transmittal

In order for a Securityholder to validly deposit Securities to the Offers:

    (a) a Letter of Acceptance and Transmittal (which for Shares is printed on blue paper and for Warrants is printed on yellow paper) in the form accompanying the Offers to Purchase and Circular or a facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Acceptance and Transmittal (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Acceptance and Transmittal), and any other documents required by the instructions set out in the Letter of Acceptance and Transmittal, must be received by the Depositary, at any of the offices listed in the Letter of Acceptance and Transmittal, together with either:

          (i) the certificate or certificates representing the Shares and/or Warrants in respect of which an Offer is being accepted; or

          (ii) confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Securities into the Depositary's account at the Book-Entry Transfer Facility pursuant to the procedures set forth below, in each case so as to be received no later than the Expiry Time; or

    (b) the depositing Securityholder must comply with the guaranteed delivery procedures described below.

Securityholders wishing to accept an Offer must so indicate on the applicable Letter of Acceptance and Transmittal.

The Offers will be deemed to be accepted only if the Depositary has actually received these documents no later than the Expiry Time. Except as otherwise provided in the instructions set out in the Letters of Acceptance and Transmittal or as may be permitted by the Offeror, the signature on the applicable Letter of Acceptance and Transmittal must be guaranteed by an Eligible Institution or in some other manner acceptable to the Depositary (except that no guarantee is required for the signature of a depositing Securityholder which is an Eligible Institution). If a Letter of Acceptance and Transmittal is executed by a Person other than the registered holder of the Securities represented by the certificate(s) deposited therewith, then the certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power of attorney guaranteed by an Eligible Institution.

Unless waived by the Offeror, holders of Shares are required to deposit one Right for each Share in order to effect a valid deposit of such Share. If the Separation Time does not occur prior to the Expiry Time, a deposit of Shares will also constitute a deposit of the associated Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by the Company to holders of Shares prior to the time that a holder's Shares are deposited pursuant to the Offers for the Shares, in order for the Shares to be validly deposited, Rights Certificates representing Rights equal in number to the number of Shares deposited must be delivered to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a holder of Shares deposits its Shares pursuant to the Offers for the Shares, the holder of Shares may deposit its Rights before receiving Rights Certificates by using the guaranteed delivery procedure described below. In any case, a deposit of Shares constitutes an agreement by the depositing holder of Shares to deliver Rights Certificates representing Rights equal in number to the number of Shares deposited pursuant to the Offers for the Shares to the Depositary within three business days after the date, if any, that Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive, prior to taking up the Shares for payment pursuant to the Offers for the Shares, Rights Certificate(s) from a holder of Shares representing Rights equal in number to the Shares deposited by such holder.

Book-entry Transfer

The Depositary will establish separate accounts with respect to the Class A Shares, Class B Shares, Warrants 2005 and Warrants 2008 at the Book-Entry Transfer Facility for purposes of the Offers within three business days after the date of the Offers and, if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to holders of Shares prior to the Expiry Time, with respect to the Rights. Any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make a book-entry delivery of Securities by causing the Book-Entry Transfer Facility to transfer such Securities into the Depositary's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Securities may be effected through book-entry transfer at the Book-Entry Transfer Facility, either a Letter of Acceptance and Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of a Letter of Acceptance and Transmittal, and any other required documents, must, in any case, be received by the Depositary, at one of its addresses listed in the Letter of Acceptance and Transmittal, no later than the Expiry Time, or the depositing Securityholder must comply with the guaranteed delivery procedure described below. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

Procedure for Guaranteed Delivery

If a holder of Shares, Warrants or Rights wishes to deposit such Shares, Warrants or Rights pursuant to the Offers and certificates for such Shares, Warrants or Rights are not immediately available, the holder cannot complete the procedure for book-entry transfer on a timely basis, or the holder cannot deliver all other required documents to the

Depositary no later than the Expiry Time, those Shares, Warrants or Rights may nevertheless be deposited under the Offers provided that all of the following conditions are met:

         (a)   the deposit is made by or through an Eligible Institution;

         (b) a Notice of Guaranteed Delivery (which for Shares and Rights is printed on green paper and for Warrants is printed on orange paper) in the form accompanying the Offers to Purchase and Circular or a facsimile thereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified in the Notice of Guaranteed Delivery, is received by the Depositary, at the applicable address set out in the Notice of Guaranteed Delivery, no later than the Expiry Time;

         (c) the certificate(s) representing the deposited Shares or Warrants and, if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to holders of Shares prior to the Expiry Time, the certificate(s) representing the deposited Rights, each in proper form for transfer or a Book-Entry Confirmation with respect to the deposited Shares, Warrants or Rights, together with a Letter of Acceptance and Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer of Shares, Warrants or Rights, an Agent's Message), covering the deposited Shares, Warrants or Rights and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at the applicable address specified in the Notice of Guaranteed Delivery no later than 5 p.m., Toronto time, on the third trading day on the TSX after the Expiry Time; and

         (d) in the case of Rights where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to holders of Shares prior to the Expiry Time, the certificate(s) representing the deposited Rights, in proper form for transfer or a Book-Entry Confirmation with respect to all deposited Rights, together with a Letter of Acceptance and Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer of Rights, an Agent's Message), covering the deposited Rights and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at the applicable address specified in the Notice of Guaranteed Delivery no later than 5 p.m., Toronto time, on the third business day after Rights Certificates are distributed to holders of Shares.

The Notices of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at the applicable address set out in the Notices of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. DELIVERY OF THE NOTICE OF GUARANTEED DELIVERY AND THE LETTER OF ACCEPTANCE AND TRANSMITTAL AND ACCOMPANYING SHARE CERTIFICATES, RIGHTS CERTIFICATES AND WARRANT CERTIFICATES TO ANY OFFICE OTHER THAN SUCH OFFICE OF THE DEPOSITARY DOES NOT CONSTITUTE DELIVERY FOR PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

General

In all cases, payment for Shares or Warrants deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of the certificates representing the Shares or Warrants or book-entry transfer of Securities into the appropriate account, a Letter of Acceptance and Transmittal or a facsimile thereof, properly completed and duly executed, covering those Shares or Warrants with the signatures guaranteed, if required, in accordance with the instructions set out in the Letter of Acceptance and Transmittal, or an Agent's Message in connection with a book-entry transfer of Securities, and any other required documents.

THE METHOD OF DELIVERY OF CERTIFICATES REPRESENTING SHARES, WARRANTS OR RIGHTS, THE LETTER OF ACCEPTANCE AND TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE PERSON DEPOSITING THE SAME. THE OFFEROR RECOMMENDS THAT ALL SUCH DOCUMENTS BE DELIVERED BY HAND TO THE DEPOSITARY AND A RECEIPT OBTAINED OR, IF MAILED, THAT REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, BE USED AND THAT PROPER INSURANCE BE OBTAINED.

Holders of Shares or Warrants whose Shares or Warrants are registered in the name of a nominee should contact their broker, dealer, bank, trust company or other nominee if they wish to accept an Offer.

All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Securities deposited pursuant to the Offers will be determined by the Offeror in its sole judgement. Depositing Securityholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which may be unlawful to accept under the laws of any applicable jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Securities. There shall be no duty or obligation on the Offeror, the Dealer Managers, any Soliciting Dealer, the Depositary or any other Person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror's interpretation of the terms and conditions of the Offers to Purchase and Circular, the Letters of Acceptance and Transmittal and the Notices of Guaranteed Delivery will be final and binding.

DEPOSITING SECU.0RITYHOLDERS WILL NOT BE OBLIGATED TO PAY ANY BROKERAGE FEE OR COMMISSION OR, EXCEPT AS OTHERWISE PROVIDED IN THE LETTERS OF ACCEPTANCE AND TRANSMITTAL, STOCK TRANSFER TAXES WITH RESPECT TO THE PURCHASE OF SECURITIES BY THE OFFEROR PURSUANT TO THE OFFERS, IF THEY ACCEPT THE OFFERS BY DEPOSITING THEIR SECURITIES DIRECTLY WITH THE DEPOSITARY OR BY UTILIZING THE SERVICES OF ANY MEMBER OF THE SOLICITING DEALER GROUP TO ACCEPT THE OFFERS. IF A DEPOSITING SECURITYHOLDER OWNS SECURITIES THROUGH A BROKER OR OTHER NOMINEE AND SUCH BROKER OR NOMINEE DEPOSITS SECURITIES ON THE SECURITYHOLDER'S BEHALF, THE BROKER OR NOMINEE MAY CHARGE A FEE FOR PERFORMING THIS SERVICE.

Power of Attorney

The execution of a Letter of Acceptance and Transmittal, or an Agent's Message in connection with a book-entry transfer of Securities, irrevocably appoints each officer of the Depositary and each officer of the Offeror and any other Person designated by the Offeror in writing as the true and lawful agents, attorneys and attorneys-in-fact and proxies of the holder of the Shares or Warrants covered by the Letter of Acceptance and Transmittal, or on whose behalf an Agent's Message is sent, with respect to Shares (including the associated Rights) or Warrants registered in the name of the holder on the books of Microcell and deposited pursuant to the Offers and purchased by the Offeror (the "Purchased Securities"), and with respect to any and all dividends (other than certain cash dividends), distributions, payments, securities, rights (including Rights), warrants, assets or other interests (collectively, "Other Securities"), which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offers, except as otherwise indicated in Section 10 of the Offers to Purchase, "Changes in Capitalization; Dividends and Distributions; Liens".

The power of attorney granted irrevocably upon execution of a Letter of Acceptance and Transmittal, or an Agent's Message in connection with a book-entry transfer of Securities, shall be effective on and after the date that the Offeror takes up and pays for Purchased Securities (the "Effective Date"), with full power of substitution and resubstitution in the name of and on behalf of such holder of Purchased Securities (such power of attorney, coupled with an interest, being irrevocable) to: (i) transfer ownership of the Purchased Securities on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidence of transfer and authenticity, to or upon the order of the Offeror; (ii) register or record the transfer of Purchased Securities and Other Securities on the registers of Microcell; (iii) execute and deliver, as and when requested by the Offeror, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Offeror in respect of such Purchased Securities and Other Securities, revoke any such instrument, authorization or consent or designate in such instrument, authorization or consent any Person or Persons as the proxy of such holder in respect of the Purchased Securities for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise or any adjournment thereof) of holders of relevant securities of the Company; (iv) execute and negotiate any cheques or other instruments representing any Other Securities payable to the holder of such Purchased Securities; and (v) exercise any rights of a holder of Purchased Securities and Other Securities with respect to such Purchased Securities and Other Securities, all as set forth in the Letter of Acceptance and Transmittal.

A holder of Shares or Warrants who executes a Letter of Acceptance and Transmittal, or on whose behalf an Agent's Message is sent, also agrees, effective on and after the Effective Date, not to vote any of the Purchased Securities or Other Securities at any meeting (whether annual, special or otherwise or any adjournment thereof) of holders of Shares or Warrants or holders of Other Securities and not to exercise any or all of the other rights or privileges attached to the Purchased Securities or Other Securities and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents, in form and on terms satisfactory to the Offeror, in respect of all or any of the Purchased Securities or Other Securities, and to designate in such instruments of proxy the Person or Persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder in respect of the Purchased Securities or Other Securities. Upon such appointment, all prior proxies given by the holder of such Purchased Securities or Other Securities with respect thereto shall be revoked and no subsequent proxies may be given by such Person with respect thereto.

Further Assurances

A holder of Shares or Warrants accepting an Offer covenants under the terms of the applicable Letter of Acceptance and Transmittal to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities or Other Securities to the Offeror and acknowledges that all authority therein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of such holder and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

Depositing Securityholders' Representations and Warranties

The acceptance of an Offer pursuant to the procedures set forth above constitutes an agreement between a depositing holder of Shares or Warrants and the Offeror in accordance with the terms and conditions of the applicable Offer. This agreement includes a representation and warranty by the depositing holder of Shares or Warrants that: (i) the person signing the Letter of Acceptance and Transmittal or submitting the Agent's Message, as applicable, has full power and authority to deposit, sell, assign and transfer the deposited Securities and any Other Securities being deposited; (ii) the undersigned or the Person on whose behalf the deposited Securities (and Other Securities) are being deposited owns (including, without limitation, within the meaning of Rule 14e-4 under the Exchange Act) the deposited Securities that are being deposited (and any Other Securities); (iii) the deposited Securities and Other Securities have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the deposited Securities and Other Securities, to any other Person; (iv) the deposit of the deposited Securities and Other Securities complies with applicable laws (including with Rule 14e-4 under the Exchange Act); and (v) when the deposited Securities and Other Securities are taken up and paid for by the Offeror, the Offeror will acquire good title thereof free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

4.       Conditions of the Offers

Conditions of the Class A Offer

Notwithstanding any other provision of the Offers and subject to applicable law, the Offeror shall have the right to withdraw the Class A Offer and not take up and pay for, or extend the period of time during which the Class A Offer is open for acceptance and postpone taking up and paying for, any Class A Shares deposited under the Class A Offer unless each of the following conditions is satisfied or waived by the Offeror prior to the Expiry Time:

         (a) there shall have been validly deposited and not withdrawn, at the Expiry Time, (i) such number of Class A Shares under the Class A Offer which represents at least 66 2/3% of the Class A Shares outstanding; (ii) such number of Class B Shares under the Class B Offer which represents at least 66 2/3% of the Class B Shares on a partially-diluted basis; and (iii) such number of Securities under the Offers which represents at least 66 2/3% of the Securities on a fully-diluted basis;

         (b) all outstanding options or rights to acquire Shares (other than the Warrants, the Rights and the COM Canada Warrants) will have been exercised, cancelled or otherwise dealt with on terms satisfactory to the Offeror in its reasonable judgement;

         (c) all government or regulatory approvals, waiting or suspensory periods, waivers, permits, consents, reviews, orders, rulings, decisions, and exemptions (including, among others, those of Industry Canada and of any stock exchanges or other securities or regulatory authorities) that, in the Offeror's sole judgement, are necessary or desirable to complete the Offers, any Compulsory Acquisition or any Subsequent Acquisition Transaction shall have been obtained or concluded or, in the case of waiting or suspensory periods, expired or been terminated, each on terms and conditions satisfactory to the Offeror in its sole judgement;

         (d) the applicable waiting period related to merger pre-notification under Part IX of the Competition Act will have expired or been waived in accordance with the Competition Act and the Commissioner will have advised the Offeror (which advice will not have been rescinded or amended), to the satisfaction of the Offeror, in its reasonable judgement, that she does not intend to oppose the purchase of the Securities under the Offers and will not have made or have threatened to make application under Part
               VIII of the Competition Act in respect of the purchase of the Securities under the Offers, or the Commissioner will have issued an advance ruling certificate in respect of the purchase of the Securities pursuant to Section 102 of the Competition Act;

         (e) the Offeror shall have determined in its reasonable judgement that (A) no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or department or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private Person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law and (B) no law, regulation, policy, judgement, decision, order, ruling or directive (whether or not having the force of law) shall have been proposed, enacted, promulgated, amended or applied:

               (i) to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the Securities or the right of the Offeror to own or exercise full rights of ownership of the Securities;

               (ii) which, if one or more of the Offers were consummated, could in the Offeror's reasonable judgement, adversely affect the Offeror or its entities considered individually or on a consolidated basis, or, whether or not the Offers were consummated, the Company or its entities considered individually or on a consolidated basis; or

               (iii) which challenges or would prevent or make uncertain the ability of the Offeror or its affiliates to effect a Compulsory Acquisition or Subsequent Acquisition Transaction;

         (f) the Offeror shall have determined in its reasonable judgement that there shall not exist any prohibition at law against the Offeror making or maintaining the Offers or taking up and paying for Securities deposited under the Offers or completing a Compulsory Acquisition or Subsequent Acquisition Transaction;

         (g) the Offeror shall have determined in its sole judgement that there shall not have occurred (or if there shall have occurred prior to the commencement of the Offers, there shall not have been generally disclosed or the Offeror shall not otherwise have discovered) any change (or any condition, event, circumstance or development involving a prospective change) in the business, assets, operations, capitalization, condition (financial or otherwise), prospects, share or debt ownership, results of operations, cash flows, properties, articles, by-laws, licenses, permits, rights, or privileges, whether contractual or otherwise, or liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), whether contractual or otherwise, of the Company or its entities which is or may be adverse to the Company or any of its entities or the value of the Securities to the Offeror;

         (h) the Offeror shall have determined in its reasonable judgement that no property right, franchise or license of the Company or any of its entities or the Offeror or any of its entities has been or may be impaired (which impairment has not been cured or waived) or otherwise adversely affected, or threatened to be impaired or adversely affected, whether as a result of the making of the Offers, the taking up and paying for Securities deposited under the Offers, the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction, or otherwise;

         (i) the Offeror shall have determined in its reasonable judgement that no covenant, term or condition exists in any instrument or agreement to which the Company or any of its entities is a party or to which any of their properties or assets are subject which might make it inadvisable for the Offeror to proceed with the Offers and/or with the taking up and paying for the Securities under the Offers, including without limitation any default, right of termination, acceleration or other adverse event that may ensue as a result of the Offeror taking up and paying for the Securities under the Offers or completing a Compulsory Acquisition or a Subsequent Acquisition Transaction;

         (j) there will not have occurred any actual or threatened change to the Tax Act or the regulations thereunder (including any proposal by the Minister of Finance (Canada) to amend the Tax Act or the regulations thereunder or any announcement, governmental or regulatory initiative, condition, event or development involving a change or a prospective change to the Tax Act or the regulations thereunder) that, in the reasonable judgement of the Offeror, directly or indirectly, has or may have adverse significance with respect to the current or anticipated business or operations of any of the Offeror or Microcell or their respective entities or with respect to the regulatory regime applicable to their respective businesses and operations, with respect to any potential integration of Microcell and its entities with the Offeror, an entity of the Offeror or any reorganization of Microcell or the Offeror or their respective entities in connection with any such potential integration, or with respect to completing any Compulsory Acquisition or Subsequent Acquisition Transaction;

         (k) the Offeror shall have determined in its reasonable judgement that there shall not have occurred, developed or come into effect or existence any event, action, state, condition or financial occurrence of national or international consequence or any law, regulation, action, government regulation, inquiry or other occurrence of any nature whatsoever which adversely affects or involves, or may adversely affect or involve, the general economic, financial, currency exchange, securities or telecommunications or wireless communications industries in Canada or elsewhere, or the financial condition, business, operations, assets, affairs or prospects of the Company or any of its entities, or which makes it inadvisable for the Offeror to proceed with the Offers or taking up and paying for Securities deposited under the Offers;

         (l) the Offeror shall have been provided with, or been given access to, in a timely manner, all non-public information relating to the Company or any of its entities, including access to management of the Company as may be given, provided or made available by the Company or any of its entities at any time within 120 days prior to the announcement of the Offers, or at any time after the announcement of the Offers, to any other potential acquiror of the Securities or of a significant portion of the assets of the Company or to any other potential acquiror considering (or seeking such information in order to consider) any take-over bid, merger, amalgamation, statutory arrangement, recapitalization, business combination, share exchange, joint venture or similar transaction involving the Company or any of its entities, on substantially the same terms and conditions as may be imposed on any such potential acquiror, provided that no such term or condition shall be imposed on the Offeror that would be inconsistent with or would render the Offeror unable to make the Offers or revised offers or to complete the acquisition of the Securities pursuant to the terms of the Offers or a Compulsory Acquisition or Subsequent Acquisition Transaction;

         (m) the Offeror shall have determined in its reasonable judgement that: (i) the Microcell Rights Plan does not and will not adversely affect the Offers or the Offeror either before or on consummation of the Offers or the purchase of Securities under a Compulsory Acquisition or any Subsequent Acquisition Transaction; (ii) the board of directors of Microcell shall have redeemed all Rights issued under the Microcell Rights Plan or have waived the application of the Microcell Rights Plan to the purchase of Securities by the Offeror under the Offers; (iii) a binding and non-appealable cease trading order or an injunction shall have been issued that has the effect of prohibiting or preventing the exercise of the Rights or the issue of Shares upon the exercise of the Rights; (iv) a court of competent jurisdiction shall have ordered that the Rights are illegal, of no force or effect or may not be exercised in relation to the Offers and such order shall have become non-appealable; or (v) the Rights and the Microcell Rights Plan shall otherwise have been held unexerciseable or unenforceable in relation to the purchase by the Offeror of Securities under the Offers;

         (n) the Offeror shall have determined in its reasonable judgement that none of the Company, any of its entities or any third party has taken or proposed to take any action or has failed to take any action, or disclosed a previously undisclosed action, which might make it inadvisable for the Offeror to proceed with the Offers and/or with the taking up and paying for Securities under the Offers, including, without limiting the generality of the foregoing, any action with respect to any agreement, proposal, offer or understanding relating to any sale, disposition or other dealing with any of the assets of the Company or any of its entities (other than any such sale, disposition or other dealing between the Company and any wholly-owned subsidiary of the Company), any issuance of securities (other than the exercise of currently vested stock options, Warrants and COM Canada Warrants existing on the date hereof, and the conversion of Shares existing on the date hereof, in accordance with their terms as publicly disclosed prior to the date hereof) or options to purchase securities, the payment of any dividends or other distributions or payments, any acquisition from a third party of assets (except in the ordinary course of business consistent with past practice) or securities by the Company or any of its entities, or any take-over bid (other than the Offers), merger, amalgamation, statutory arrangement, recapitalization, business combination, share exchange, joint venture or similar transaction involving the Company or any of its entities, or any capital expenditure by the Company or any of its entities not in the ordinary course of business and consistent with past practice, entering into, modifying or terminating any agreement or arrangement with any directors, senior officers or employees except for such agreements and arrangements entered into, modified or terminated in the ordinary course of business consistent with past practice, instituting, canceling or modifying of any pension plan or other employee benefit arrangement, or any proposal, plan or intention to do any of the foregoing, either publicly announced or communicated by or to the Company, or any agreement to engage in any of the foregoing;

         (o) the Offeror shall not have become aware of any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings prior to the date of the Offers in relation to all matters covered in earlier filings), in any document filed by or on behalf of the Company or any of its entities with any securities commission or similar securities regulatory authority in any of the provinces of Canada or in the United States, including any prospectus, annual information form, financial statement, material change report, management proxy circular, press release or in any document so filed or released by the Company or its entities to the public which the Offeror shall have determined in its reasonable judgement is adverse or makes it inadvisable for the Offeror to proceed with the Offers or the taking up and paying for Securities deposited under the Offers;

         (p)   the Offeror shall have determined in its reasonable judgement
               (i) that there has not occurred any change in the compensation paid or payable by the Company or its entities to their directors, officers or employees including the granting of additional shares, stock options or bonuses; and (ii) that the Company has publicly disclosed all material terms of any agreement or arrangement with its directors, officers or employees with respect to change of control or severance arrangements, including the amount of any severance or termination payments payable thereunder; and

         (q) the directors of the Company shall have made commitments satisfactory to the Offeror in its reasonable judgement to (i) effect an orderly transition of the board of directors of the Company contemporaneously with or forthwith after the Offeror takes up and pays for a majority of the Class B Shares on a partially-diluted basis, including, if requested, resigning in favour of such nominees as may be specified by the Offeror and
               (ii) release the Company from all claims as directors, other than existing rights to indemnification and insurance and customary directors fees and expenses for attendance at meetings of the board of directors.

The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror in its reasonable discretion regardless of the circumstances giving rise to such assertion, including any action or inaction by the Offeror giving rise to any such conditions or may be waived by the Offeror in its reasonable discretion in whole or in part, at any time and from time to time, prior to the Expiry Time without prejudice to any other rights which the Offeror may have. Each of the foregoing conditions is independent of and in addition to each other of such conditions and may be asserted irrespective of whether any other of such conditions may be asserted in connection with any particular event, occurrence or state of facts or otherwise. The failure by the Offeror at any time prior to the Expiry Time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted by the Offeror at any time and from time to time prior to the Expiry Time. Any determination by the Offeror concerning any event or other matter described in the foregoing conditions will be final and binding upon all parties.

Conditions of the Class B Offer and the Warrant Offers

Notwithstanding any other provision of the Offers and subject to applicable law, the Offeror shall have the right to withdraw the Class B Offer and the Warrant Offers and not take up and pay for, or extend the period of time during which the Class B Offer and the Warrant Offers are open for acceptance and postpone taking up and paying for, any Class B Shares or Warrants deposited under the Class B Offer and the Warrant Offers, unless, at the Expiry Time, Class A Shares have previously been purchased pursuant to the Class A Offer or are then being purchased under the Class A Offer.

The foregoing condition to the Class B Offer and Warrant Offers is for the exclusive benefit of the Offeror and may be asserted by the Offeror in its reasonable discretion regardless of the circumstances giving rise to such assertion, including any action or inaction by the Offeror giving rise to any such condition or may be waived by the Offeror in its reasonable discretion at any time and from time to time, prior to the Expiry Time, without prejudice to any other rights which the Offeror may have. The failure by the Offeror at any time prior to the Expiry Time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted by the Offeror at any time and from time to time prior to the Expiry Time. Any determination by the Offeror concerning any event or other matter described in the foregoing condition will be final and binding upon all parties.

General

Any waiver of a condition in respect of one or more Offers or the withdrawal of one or more Offers shall be effective upon written notice, or other communication confirmed in writing by the Offeror to that effect, to the Depositary at its principal office in Toronto, Ontario, Canada. Forthwith after giving any such notice, the Offeror will make a public announcement of such waiver or withdrawal, cause the Depositary, if required by law, as soon as practicable thereafter to notify the Securityholders in the manner set forth in
Section 11 of the Offers to Purchase, "Notices and Delivery", and provide a copy of the aforementioned public announcement to the TSX. If one or more Offers are withdrawn, the Offeror shall not be obligated to take up or pay for any Shares or Warrants deposited under the applicable Offer(s), and the Depositary will promptly return all certificates representing deposited Shares or Warrants, Letters of Acceptance and Transmittal, Notices of Guaranteed Delivery and related documents in its possession to the parties by whom they were deposited at the Offeror's expense. See Section 8 of the Offers to Purchase, "Return of Deposited Securities".

5.       Extension and Variation of the Offers

The Offers are open for acceptance until the Expiry Time unless the Offers are withdrawn by the Offeror.

Subject as hereinafter described, the Offeror expressly reserves the right, in its sole judgement, at any time and from time to time during the Offer Period or at any other time if permitted by applicable law, to extend the Offer Period for an Offer or to vary any of the Offers by giving written notice, or other communication confirmed in writing, of such extension or variation to the Depositary at its principal office in Toronto, Ontario, Canada, and by causing the Depositary as soon as practicable thereafter to communicate such notice to all holders of Shares and/or Warrants that have not been taken up prior to the extension or variation in the manner set forth in Section 11 of the Offers to Purchase, "Notices and Delivery". The Offeror will, as soon as practicable after giving notice of an extension or variation to the Depositary, make a public announcement of the extension or variation, such announcement in the case of an extension to be disseminated no later than 9 a.m., Toronto time, on the next business day after the previously scheduled Expiry Time, and will provide a copy of the notice to the TSX. Any notice of extension or variation will be deemed to have been given and be effective at the time on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto, Ontario, Canada. Notwithstanding the foregoing, but subject to applicable law, an Offer may not be extended by the Offeror if all of the terms and conditions of the Offer, except those waived by the Offeror, have been fulfilled or complied with, unless the Offeror first takes up all Shares or Warrants validly deposited under such Offer and not withdrawn.

Where the terms of an Offer are varied (other than a variation consisting solely of a waiver of condition of the Offer), the Offer Period for the Offer will not expire before ten days after the notice of such variation has been given to the applicable Securityholders unless otherwise permitted by applicable law and subject to abridgement or elimination of that period pursuant to such orders as may be granted by Canadian courts or applicable securities regulatory authorities. Notwithstanding the foregoing, if the Offeror makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Offeror will disseminate additional offer materials and extend the Offer to the extent required by Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. Under the Exchange Act, the minimum period during which an offer must remain open following material changes in the terms of such offer, other than a change in consideration offered, percentage of securities sought or inclusion of or changes to a dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality, of the changes. Generally, in the SEC's view, an offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to securityholders and, if material changes are made with respect to information that approaches the significance of consideration offered, percentage of securities sought or a dealer's soliciting fee, a minimum of ten business days is required to allow for adequate dissemination of information to securityholders and investor response. Accordingly, if prior to the Expiry Time the Offeror decreases the number of any class or series of Securities being sought, increases or decreases the consideration offered pursuant to an Offer or increases or decreases a dealer's soliciting fee, and if such Offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to Securityholders, such Offer will be extended at least until the expiration of such tenth business day.

The requirement to extend the Offers will not apply to the extent that the number of business days remaining between the occurrence of the change and the then-scheduled Expiry Time equals or exceeds the minimum extension period that would be required because of such amendment. For purposes of this paragraph, a "business day" means any day other than a Saturday, Sunday or a United States federal holiday and consists of the time period between 12:01 a.m. through Midnight (Toronto time).

If at any time before the Expiry Time, or at any time after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Offers, a change occurs in the information contained in the Offers to Purchase and Circular, as amended from time to time, that would reasonably be expected to affect the decision of a holder of Shares or Warrants to accept or reject an Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror), the Offeror will give written notice of such change to the Depositary at its principal office in Toronto, Ontario, Canada, and will cause the Depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth in Section 11 of the Offers to Purchase, "Notices and Delivery" to all holders of Shares or Warrants whose Shares or Warrants have not been taken up pursuant to the Offer at the date of the occurrence of the change, if required by applicable law. The Offeror will as soon as practicable after giving notice of a change in information to the Depositary make a public announcement of the change in information and provide a copy of the public announcement to the TSX. Any notice of change in information will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto, Ontario, Canada.

During any such extension or in the event of any such variation or change in information, all Shares or Warrants deposited and not taken up or withdrawn will remain subject to the Offers and may be taken up by the Offeror in accordance with the terms of the Offers, subject to Section 6 of the Offers to Purchase, "Withdrawal of Deposited Securities". An extension of the Offer Period for an Offer, a variation of an Offer or a change to information does not constitute a waiver by the Offeror of its rights under Section 4 of the Offers to Purchase, "Conditions of the Offers".

Subsequent Offering Period

Pursuant to Rule 14d-11 under the Exchange Act, the Offeror, subject to the conditions listed below, may elect to make available a subsequent offering period by extending one or more of the Offers on one occasion for a period of at least three business days and not to exceed 20 business days (the "Subsequent Offering Period") following the Expiry Time. Pursuant to such rule, the Offeror may include a Subsequent Offering Period with respect to one or more of the Offers so long as:

         o such Offer was open for at least 20 business days and has expired;

         o such Offer was for all outstanding Shares or Warrants of the classes or series that are the subject of such Offer;

         o the Offeror takes up and promptly pays for all Shares or Warrants deposited during such Offer;

         o the Offeror announces the results of such Offer, including the approximate number and percentage of Shares or Warrants deposited, no later than 9 a.m., Toronto time, on the next business day after the Expiry Time and immediately begins the Subsequent Offering Period;

         o the Offeror immediately takes up and promptly pays for Shares or Warrants as they are deposited during the Subsequent Offering Period with respect to such Offer; and

         o the Offeror pays the same form and amount of consideration for all Shares or Warrants deposited during the Subsequent Offering Period with respect to such Offer.

A Subsequent Offering Period, if one is included, does not constitute an extension of the applicable Offer for purposes of the Exchange Act, although it may constitute an extension of the applicable Offer under Canadian securities laws. For purposes of the Exchange Act, a Subsequent Offering Period is an additional period of time beginning on the day after the Expiry Time during which Securityholders may deposit Shares or Warrants not deposited during such Offer. For purposes of applicable Canadian securities laws, a Subsequent Offering Period is an additional period of time by which the applicable Offer is extended, following the satisfaction or waiver of all conditions of such Offer and the take-up of all Shares or Warrants then deposited under such Offer, and during which period Securityholders may deposit Shares or Warrants not deposited prior to the commencement of the Subsequent Offering Period with respect to such Offer. The Offeror does not currently intend to include a Subsequent Offering Period with respect to any of the Offers, although it reserves the right to do so in its sole discretion. If the Offeror elects to include a Subsequent Offering Period with respect to an Offer, for purposes of applicable United States federal securities laws, it will include a statement of its intention to do so in the press release announcing the results of such Offer disseminated no later than 9 a.m., Toronto time, on the next business day after the previously scheduled Expiry Time. For purposes of applicable Canadian securities laws, the Offeror will provide a written notice of extension of such Offer with respect to the implementation of the Subsequent Offering Period, including the period during which such Offer will be open for acceptance, to the Depositary and will cause the Depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth in Section 11 of the Offers to Purchase, "Notices and Delivery" to all holders of Shares or Warrants that have not been taken up pursuant to the applicable Offer at the date of the extension. The same form and amount of consideration will be paid to holders depositing
Shares or Warrants during the Subsequent Offering Period, if one is included, as would have been paid prior to the commencement of such period. Notwithstanding the provisions of United States federal securities laws relating to subsequent offering periods, the Offeror will permit withdrawal of deposited Shares or Warrants during any Subsequent Offering Period, if there is one, at any time prior to such Shares or Warrants being purchased by the Offeror under an Offer. Subject to the following sentence, the Expiry Time with respect to an Offer shall be 9 p.m., Toronto time, on the last day of the Subsequent Offering Period, unless determined otherwise pursuant to the provisions of this Section 5. The foregoing sentence will not limit the requirement that the conditions to the Offers set forth in Section 4 of the Offers to Purchase, "Conditions of the Offers", be satisfied or waived prior to the initial Expiry Time, which will be before the commencement of the Subsequent Offering Period. If the consideration being offered for the Shares or Warrants under an Offer is increased, the increased consideration will be paid to all depositing holders of Shares or Warrants whose Shares or Warrants are taken up under the Offer without regard to when such Shares or Warrants are taken up under the Offer by the Offeror.

Under applicable Canadian securities laws, a Subsequent Offering Period must be open for at least ten calendar days from the date of notice of extension referred to above. As a result, to comply with the applicable laws of Canada and the Exchange Act, if the Offeror elects to make a Subsequent Offering Period available with respect to an Offer, the Subsequent Offering Period will be open for at least ten calendar days from the date of notice of extension and will not exceed 20 business days from the Expiry Time. The Offeror will promptly take up and pay for all Shares or Warrants validly deposited during the Subsequent Offering Period with respect to an Offer.

6.       Withdrawal of Deposited Securities

Except as otherwise stated in this Section 6 and subject to applicable law, all deposits of Shares and Warrants pursuant to the Offers are irrevocable. Any Shares or Warrants deposited in acceptance of these Offers may be withdrawn by or on behalf of the depositing holder of Shares or Warrants:

         (a)   at any time prior to the Expiry Time;

         (b) if the Shares or Warrants have not been paid for by the Offeror within three business days after having been taken up; or

         (c) as required by the Exchange Act, at any time after July 15, 2004, provided that the Shares or Warrants have not been accepted for payment by the Offeror prior to the receipt by the Depositary of the notice of withdrawal in respect of such Shares or Warrants.

Withdrawals of Securities deposited under the Offers must be effected by notice of withdrawal made by or on behalf of the depositing holder of Shares or Warrants, as the case may be, by whom or on whose behalf such Shares or Warrants were deposited, and such notice must be actually received by the Depositary at the place of deposit of the applicable Shares or Warrants within the time limits indicated above. A notice of withdrawal must: (i) be made by a method, including facsimile transmission, that provides the Depositary with a written or printed copy; (ii) be signed by the person who signed the Letter of Acceptance and Transmittal accompanying, or the Notice of Guaranteed Delivery in respect of, the Shares or Warrants which are to be withdrawn; and (iii) specify such person's name, the number of Shares or Warrants to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Shares or Warrants to be withdrawn. If Securities have been deposited pursuant to the procedures for book-entry transfer as set forth in Section 3 of the Offers to Purchase, "Manner and Acceptance - Book-entry Transfer", such notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Securities. The withdrawal will take effect upon receipt by the Depositary of the properly completed notice of withdrawal. For the purpose of obtaining physical possession of the deposited Share or Warrant certificates so withdrawn, the signature on the notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in a Letter of Acceptance and Transmittal (as described in the instructions set out in such letter), except in the case of Shares or Warrants deposited for the account of an Eligible Institution.

Withdrawals may not be rescinded and any Securities withdrawn will thereafter be deemed to be not validly deposited for purposes of the Offers. However, withdrawn Securities may be redeposited no later than the Expiry Time by again following one of the procedures described in Section 3 of the Offers to Purchase, "Manner of Acceptance". Once the Offeror accepts the deposited Securities for payment upon the expiration of the Offers (including the expiration of any extension thereof), Securityholders will no longer be able to withdraw them, except in accordance with applicable law.

If the Offeror extends the Offers, is delayed in taking up or paying for Securities or is unable to take up or pay for Securities for any reason, then, without prejudice to the Offeror's other rights, Securities deposited under the Offers may be retained by the Depositary on behalf of the Offeror and such Securities may not be withdrawn except to the extent that depositing holders of Shares or Warrants are entitled to withdrawal rights as set forth in this
Section 6 or pursuant to applicable law. However, the ability of the Offeror to delay the payment for Securities that the Offeror has taken up is limited by Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of securityholders promptly after the termination or withdrawal of such bidder's offer, unless such bidder elects to offer a Subsequent Offering Period and pays for the securities deposited during the subsequent offering period in accordance with Rule 14d-11 under the Exchange Act. The Depositary, on behalf of the Offeror, is bound by Rule 14e-1(c) under the Exchange Act in retaining Securities under these circumstances.

Notwithstanding the provisions of United States federal securities laws relating to subsequent offering periods, the Offeror will permit withdrawal of deposited Securities during any Subsequent Offering Period, if there is one, at any time prior to such Securities being purchased by the Offeror.

In addition to the foregoing rights of withdrawal, Securityholders in certain provinces of Canada are entitled to statutory rights of rescission or to damages, or both, in certain circumstances. See Section 20 of the Circular, "Offerees' Statutory Rights".

All questions as to the validity (including timely receipt) and form of notices of withdrawal will be determined by the Offeror in its sole discretion, and such determination will be final and binding. None of the Offeror, the Depositary, the Dealer Managers, a Soliciting Dealer or any other Person will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice.

7.       Take Up of and Payment for Deposited Securities

Upon the terms and subject to the conditions of the Offers (including, if the Offers are extended or amended, the terms and conditions of any such extension or amendment), the Offeror will take up Securities validly deposited under the Offers and not withdrawn prior to the Expiry Time pursuant to Section 6 of the Offers to Purchase, "Withdrawal of Deposited Securities", promptly following the Expiry Time and, after such take up, will promptly pay for the Securities taken up pursuant to applicable law. The Offeror will promptly take up and pay for all Securities validly deposited under the Offers and not withdrawn during any Subsequent Offering Period.

For purposes of the Offers, the Offeror will be deemed to have taken up and accepted for payment Securities validly deposited under the Offers and not withdrawn as, if and when the Offeror gives written notice or other communication confirmed in writing to the Depositary to that effect at its principal office in Toronto, Ontario, Canada.

Subject to applicable law, including Rule 14e-1(c) under the Exchange Act, which requires that the Offeror pay the consideration offered or return the applicable Securities deposited by or on behalf of Securityholders promptly after the termination of one or more of the Offers or withdrawal of the applicable Securities, the Offeror expressly reserves the right, in its sole discretion, to delay or otherwise refrain from taking up and paying for any Shares or Warrants or to terminate one or more Offers and not take up or pay for any Shares or Warrants if any condition specified in Section 4 of the Offers to Purchase, "Conditions of the Offers", in respect of such Offer is not satisfied or waived by the Offeror, by giving written notice thereof, or other communication confirmed in writing, to the Depositary at its principal office in Toronto, Ontario, Canada. Subject to compliance with Rule 14e-1(c) under the Exchange Act, the Offeror also expressly reserves the right, in its sole discretion and notwithstanding any other condition of the Offers, to delay taking up and paying for any Shares or Warrants deposited under the Offers in order to comply, in whole or in part, with any applicable governmental regulatory approvals or clearances. See Section 4 of the Offers to Purchase, "Conditions of the Offers", and Section 15 of the Circular, "Regulatory Matters". If, for any reason whatsoever, the take-up of any Securities deposited pursuant to the Offers is delayed, or the Offeror is unable to take up Securities deposited pursuant to the Offers, then, without prejudice to the Offeror's other rights under the Offers, the Depositary may, nevertheless, on behalf of the Offeror, retain the deposited Securities, except to the extent that the depositing Securityholders exercise withdrawal rights as described in Section 6 of the Offers to Purchase, "Withdrawal of Deposited Securities". The Offeror will not, however, take up and pay for any Shares or Warrants deposited under an Offer unless it simultaneously takes up and pays for all Shares or Warrants then validly deposited under such Offer and not withdrawn.

The Offeror will pay for Securities validly deposited under the Offers and not withdrawn by providing the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) for transmittal to depositing Securityholders. The Depositary will act as the agent of Persons who have deposited Securities in acceptance of the Offers for the purposes of receiving payment from the Offeror and transmitting payment to such Persons, and receipt of payment by the Depositary shall be deemed to constitute receipt thereof by Persons depositing Securities. UNDER NO CIRCUMSTANCES WILL INTEREST ACCRUE OR BE PAID BY THE OFFEROR OR THE DEPOSITARY TO PERSONS DEPOSITING SECURITIES ON THE PURCHASE PRICE OF SECURITIES PURCHASED BY THE OFFEROR, REGARDLESS OF ANY DELAY IN MAKING SUCH PAYMENT.

Settlement with each Securityholder who has validly deposited Securities and not withdrawn Securities under the Offers will be made by the Depositary forwarding a cheque payable in Canadian funds to each such Securityholder representing the cash payment for such Securities to which such Securityholder is entitled. Unless otherwise directed in the Letter of Acceptance and Transmittal, the cheque will be issued in the name of the registered holder of deposited Securities. Unless the Person depositing Securities instructs the Depositary to hold the cheque for pick-up by checking the appropriate box in the Letter of Acceptance and Transmittal, the cheque will be forwarded by first class mail to such Person at the address specified in the Letter of Acceptance and Transmittal. If no address is specified, cheques will be forwarded to the address of the holder as shown on the Share register or Warrant register maintained by or on behalf of the Company. Cheques mailed in accordance with this paragraph will be deemed to have been delivered at the time of mailing.

8.       Return of Deposited Securities

If for any reason any deposited Securities are not taken up and paid for pursuant to the terms and conditions of the Offers for any reason or if certificates are submitted for more Shares or Warrants than are deposited, certificates for Shares or Warrants that are not purchased will be returned, without expense to the depositing holder of Shares or Warrants, promptly following the Expiry Time or withdrawal and early termination of the relevant Offer. Unless otherwise directed in the Letter of Acceptance and Transmittal, certificates representing unpurchased Shares or Warrants will be forwarded to the address of the registered owner as shown on the Share register or Warrant register maintained by or on behalf of Microcell.

9.       Mail Service Interruption

Notwithstanding the provisions of the Offers to Purchase and Circular, the Letters of Acceptance and Transmittal or the Notices of Guaranteed Delivery, cheques, Share and Warrant certificates and any other relevant documents will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. Persons entitled to cheques, Share and Warrant certificates and any other relevant documents which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary to which the deposited certificates for Shares and Warrants were delivered until such time as the Offeror has determined that delivery by mail will no longer be delayed. The Offeror will provide notice of any determination not to mail under this Section 9 as soon as reasonably practicable after the making of such determination and in accordance with Section 11 of the Offers to Purchase, "Notices and Delivery". Notwithstanding Section 7 of the Offers to Purchase, "Take Up of and Payment for Deposited Securities", cheques, certificates or other relevant documents not mailed for the foregoing reason will be conclusively deemed to have been mailed on the first day upon which they are available for delivery to the depositing holder of Shares or Warrants at the appropriate office of the Depositary.

10.      Changes in Capitalization; Dividends and Distributions; Liens

If, on or after the date of the Offers, the Company should divide, combine, reclassify, consolidate, convert or otherwise change any of the Securities or its capitalization, or should disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 4 of the Offers to Purchase, "Conditions of the Offers", make such adjustments as it deems appropriate to reflect such division, combination, reclassification, consolidation, conversion or other change in the purchase price or other terms of the Offers (including, without limitation, the type of securities offered to be purchased and the consideration payable therefor).

Securities acquired pursuant to the Offers shall be transferred by the holder of Shares or Warrants and acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, security interests, claims and equities or rights of others of any nature or kind whatsoever and together with all rights and benefits arising therefrom, including (subject to the payment of dividends as described below) the right to all: (i) Other Securities which may be declared, paid, issued, accrued, distributed, made or transferred on or after the date of the Offers on in respect of the Shares or Warrants; and (ii) Rights, whether or not separated from the Shares.

If, on or after the date of the Offers, the Company should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any class of Shares or series of Warrants, that is payable or distributable to the holders of such class of Shares or series of Warrants on a record date that precedes the date of transfer of such Shares or Warrants into the name of the Offeror or its nominees or transferees on the Share register or Warrant register maintained by or on behalf of the Company in respect of Shares or Warrants accepted for purchase pursuant to one or more of the Offers, then without prejudice to the Offeror's rights under Section 4 of the Offers to Purchase, "Conditions of the Offers": (a) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing Securityholders for the account of the Offeror until the Offeror pays for such Shares or Warrants, and to the extent that such dividends, distributions or payments do not exceed the cash purchase price per Share or Warrant payable by the Offeror pursuant to the Offers, the cash purchase price per Share or Warrant, as the case may be, pursuant to the Offers will be reduced by the amount of any such dividend, distribution or payment; (b) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be received and held by the depositing Securityholders for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing Securityholders to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividends, distributions or payments in an amount that exceeds the cash purchase price per Share or Warrant, as the case may be, the whole of any such cash dividend, distribution or payment shall be received and held by the depositing Securityholders for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing Securityholders to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer.

Pending such remittance, the Offeror will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold the entire purchase price payable by the Offeror pursuant to the Offers or deduct from the purchase price payable by the Offeror pursuant to the Offers the amount or value of the dividend, distribution, payment, right or other interest, as determined by the Offeror in its sole discretion. The declaration or payment of any such dividend or distribution may have tax consequences not discussed under "Material Canadian Federal Income Tax Considerations" or "Material United States Federal Income Tax Considerations" in Sections 16 and 17 of the Circular, respectively.

11.      Notices and Delivery

Except as otherwise provided in the Offers, any notice to be given by the Offeror or the Depositary pursuant to the Offers will be deemed to have been properly given if it is in writing and is mailed by first class mail to Securityholders at their respective addresses as shown on the Share register and Warrant register maintained by or on behalf of the Company in respect of the Shares and Warrants and will be deemed to have been received on the first business day following the date of mailing. For this purpose, "business day" means any day other than a Saturday, Sunday or statutory holiday in the jurisdiction to which the notice is mailed. These provisions apply notwithstanding any accidental omission to give notice to any one or more Securityholders and notwithstanding any interruption of, or delay in, mail services in Canada or in the United States following mailing. In the event of any interruption of or delay in mail service in Canada or the United States following mailing, the Offeror intends to make reasonable efforts to disseminate notice by other means, such as publication. Except as otherwise required or permitted by law, in the event of any interruption of or delay in mail services following mailing, or if post offices in Canada are not open for the deposit of mail, any notice which the Offeror or the Depositary may give or cause to be given under the Offers will be deemed to have been properly given and to have been received by Securityholders if a summary of the material facts thereof (i) is given to the TSX for dissemination through its facilities, (ii) is published once in the National Edition of The Globe and Mail or The National Post, together with La Presse, or (iii) is given to the Dow Jones News Wire Service.

The Offers to Purchase and Circular and the Letters of Acceptance and Transmittal and Notices of Guaranteed Delivery will be mailed to Securityholders or made in such other manner as is permitted by applicable regulatory authorities and the Offeror will use its reasonable efforts to furnish such documents to brokers, banks and similar Persons whose names, or the names of whose nominees, appear on the Securityholder lists or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmission to beneficial owners of Securities when such list or listing is received.

WHENEVER THE OFFERS CALL FOR DOCUMENTS TO BE DELIVERED TO THE DEPOSITARY, SUCH DOCUMENTS WILL NOT BE CONSIDERED DELIVERED UNLESS AND UNTIL THEY HAVE BEEN PHYSICALLY RECEIVED AT ONE OF THE ADDRESSES LISTED FOR THE DEPOSITARY IN THE LETTERS OF ACCEPTANCE AND TRANSMITTAL OR NOTICES OF GUARANTEED DELIVERY, AS APPLICABLE. WHENEVER THE OFFERS CALL FOR DOCUMENTS TO BE DELIVERED TO A PARTICULAR OFFICE OF THE DEPOSITARY, SUCH DOCUMENTS WILL NOT BE CONSIDERED DELIVERED UNLESS AND UNTIL THEY HAVE BEEN PHYSICALLY RECEIVED AT THAT PARTICULAR OFFICE AT THE ADDRESS LISTED IN THE LETTERS OF ACCEPTANCE AND TRANSMITTAL OR NOTICES OF GUARANTEED DELIVERY, AS APPLICABLE.

12.      Market Purchases

None of the Offeror or its affiliates will bid for or make purchases of Securities during the currency of the Offers other than Securities deposited to the Offers.

Subject to compliance with applicable securities laws, the Offeror reserves the right to make or enter into an arrangement, commitment or understanding prior to the Expiry Time to sell after the Expiry Time any Securities taken up and paid for under the Offers although the Offeror has no current intention to do so.

13.      Other Terms of the Offers

The Offeror reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its entities, the right to purchase all or any portion of the Securities deposited pursuant to the Offers, but any such transfer or assignment will not relieve the Offeror of its obligations under the Offers and will in no way prejudice the rights of Persons depositing Securities to receive prompt payment for Securities validly deposited and taken up pursuant to the Offers.

NO BROKER, DEALER OR OTHER PERSON (INCLUDING THE DEALER MANAGERS, ANY MEMBER OF THE SOLICITING DEALER GROUP OR THE DEPOSITARY) HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OR WARRANTY ON BEHALF OF THE OFFEROR OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE OFFERS OTHER THAN AS CONTAINED IN THE OFFERS TO PURCHASE AND CIRCULAR AND THE LETTERS OF ACCEPTANCE AND TRANSMITTAL, AND, IF ANY SUCH INFORMATION, REPRESENTATION OR WARRANTY IS GIVEN OR MADE, IT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NO BROKER, DEALER OR OTHER PERSON SHALL BE DEEMED TO BE THE AGENT OF THE OFFEROR OR ANY OF ITS AFFILIATES, THE DEALER MANAGERS OR THE DEPOSITARY FOR THE PURPOSES OF THE OFFERS.

The Offers and all contracts resulting from the acceptance of the Offers shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offers unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

The Offers to Purchase and Circular do not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offers are not being made to, nor will deposits be accepted from or on behalf of, Securityholders in any jurisdiction in which the making or acceptance of the Offers would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in its or their sole discretion, take such action as it or they may deem necessary to extend the Offers to Securityholders in any such jurisdiction.

THE OFFEROR IN ITS SOLE DISCRETION SHALL BE ENTITLED TO MAKE A FINAL AND BINDING DETERMINATION OF ALL QUESTIONS RELATING TO THE OFFERS TO PURCHASE AND CIRCULAR, THE LETTERS OF ACCEPTANCE AND TRANSMITTAL AND THE NOTICES OF GUARANTEED DELIVERY, THE VALIDITY OF ANY ACCEPTANCE OF THE OFFERS AND THE VALIDITY OF ANY WITHDRAWAL OF SECURITIES.

The provisions of the Circular and the Letters of Acceptance and Transmittal accompanying the Offers to Purchase, including the instructions contained therein, form part of the terms and conditions of the Offers.

The Offers to Purchase and the accompanying Circular together constitute the take-over bid circular required under Canadian provincial securities legislation with respect to the Offers. Securityholders are urged to refer to the accompanying Circular for additional information relating to the Offers, the Company and the Offeror.

The Offeror has filed with the SEC a Tender Offer Statement on Schedule TO pursuant to Rule 14d-3 of the Exchange Act, together with exhibits furnishing additional information with respect to the Offers, and may file amendments thereto. In addition, the Company is required to file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9, together with exhibits, pursuant to Rule 14d-9 under the Exchange Act, setting forth the position of the Company's Board of Directors with respect to the Offers and the reasons for such position and furnishing additional related information within ten business days of the date of the Offers to Purchase and Circular. A copy of such documents, and any amendments thereto, may be examined at, and copies may be obtained from, the SEC (but not the regional offices of the SEC) in the manner set forth under Section 2 of the Circular.



                                           DATED:   May 17, 2004

                                           TELUS CORPORATION

                                           (Signed) Darren Entwistle
                                           President and Chief Executive Officer

                                    CIRCULAR

This Circular is furnished in connection with the accompanying Offers to Purchase dated May 17, 2004 by the Offeror to purchase all of the issued and outstanding Shares together with associated Rights, including Shares issuable upon the exercise of outstanding options, warrants or other conversion or exchange rights (other than Rights), and all of the issued and outstanding Warrants. The terms and provisions of the Offers to Purchase and the Letters of Acceptance and Transmittal are incorporated into and form part of this Circular. Securityholders should refer to the Offers to Purchase for details of the terms and conditions of the Offers, including details as to payment and withdrawal rights.

Except as otherwise indicated, the information concerning the Company contained in the Offers to Purchase and Circular has been taken from or based upon publicly available documents and records on file with Canadian securities regulatory authorities, the SEC and other public sources. The Offeror has no means of verifying the accuracy or completeness of any of the information contained herein that is derived from those filings or whether there has been any failure by the Company to disclose events that may have occurred or may affect the significance or accuracy of any information.

1.       TELUS

TELUS was incorporated under the Company Act (British Columbia) on October 26, 1998 under the name BCT.TELUS Communications Inc. ("BCT"). On January 31, 1999, pursuant to a court-approved plan of arrangement under the CBCA among BCT, BC TELECOM Inc. ("BC TELECOM") and the former Alberta-based TELUS Corporation ("TC"), BCT acquired all of the shares of BC TELECOM and TC in exchange for common shares and non-voting shares of BCT, and BC TELECOM was dissolved. On May 3, 2000, BCT changed its name to TELUS Corporation.

TELUS is Canada's second largest telecommunications company, providing a full range of telecommunications products and services. TELUS is the largest incumbent telecommunications service provider in western Canada and provides data, IP, voice and wireless services to central and eastern Canada. TELUS generated annual revenues of approximately $7.15 billion and net income of over $331 million for the 12-month period ended December 31, 2003. As at May 13, 2004, TELUS' market capitalization was approximately $8.03 billion. TELUS provides its communications services through two business segments: TELUS Mobility and TELUS Communications.

TELUS Mobility is a major Canadian facilities-based wireless service provider with more than 3.5 million subscribers, and offers a number of wireless services nationally as well as various services on a regional basis. TELUS Mobility is licensed to operate a national digital PCS network and analogue/digital cellular facilities in Alberta, British Columbia, and eastern Quebec. TELUS Mobility also operates Canada's only national ESMR network. TELUS Mobility offers wireless voice and data services to consumers and businesses nationally on both the ESMR and the PCS/cellular networks, and competes principally with three other major carriers in Canada. As a result of acquisitions and purchases completed in recent years, TELUS Mobility holds the leading mobile spectrum position of all wireless carriers within Canada. TELUS Mobility is also a leading wireless communications service provider in Canada in terms of ARPU, churn, and operating cash flow growth based on publicly available information. For the year ended December 31, 2003, TELUS Mobility accounted for revenues of $2.36 billion, representing 33% of the total revenues of TELUS for 2003.

TELUS Communications is a full-service ILEC in western Canada and eastern Quebec offering local, long-distance, data, Internet and other services to consumers and businesses. TELUS Communications provides comprehensive local and long-distance wireline services, data, IP, and managed services, and telecommunications equipment sales nationally.

TELUS common shares and non-voting shares are listed on the TSX under "T" and "T.A.", respectively, and the TELUS non-voting shares are listed on the NYSE under "TU". TELUS' 6.75% unsecured subordinate redeemable convertible debentures trade on the TSX under "T.DB".

TELUS maintains its registered office at Floor 21, 3777 Kingsway, Burnaby, British Columbia and its executive office at Floor 8, 555 Robson, Vancouver, British Columbia, and the telephone number at its executive office is (604) 697-8044.

2.       Microcell

Microcell was incorporated under the CBCA on April 28, 2003 as 4130910 Canada Inc. The Company changed its name on May 1, 2003 to Microcell
Telecommunications Inc./Microcell Telecommunications Inc. Microcell is the successor corporation of another corporation ("Old Microcell"), which was liquidated into Microcell as of December 31, 2003.

Microcell was formed as a holding company for Old Microcell under a Plan of Reorganization and of Compromise and Arrangement pursuant to the Companies' Creditors Arrangement Act (Canada) and the CBCA.

Microcell is a provider, through its subsidiaries, of telecommunications services in Canada dedicated solely to wireless products and services. Microcell offers a range of voice and high-speed data communications products and services to over 1.2 million subscribers. Microcell operates a GSM network across Canada and markets PCS and GPRS under the Fido(R) brand name.

Microcell is a "reporting issuer" or equivalent in all provinces of Canada and files its continuous disclosure documents and other documents with the Canadian provincial securities regulatory authorities. Such documents are available through the website maintained by The Canadian Depositary for Securities Limited at "www.sedar.com".

The Class B Shares are registered under the Exchange Act. Accordingly, Microcell is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports and other information with the SEC relating to its business, financial condition and other matters. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-732-0330. Microcell's SEC filings are also available to the public on the SEC's Internet site (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

The Offeror understands that Microcell's authorized share capital consists of four classes of shares:

1. an unlimited number of first preferred shares, issuable as first preferred voting shares, first preferred non-voting shares, first preferred voting 2 shares and first preferred non-voting 2 shares;

2. an unlimited number of second preferred shares issuable as second preferred voting shares, second preferred non-voting shares, second preferred voting 2 shares and second preferred non-voting 2 shares;

3.     an unlimited number of Class A Shares; and

4.     an unlimited number of Class B Shares.

Based on Microcell's public disclosure, as at May 3, 2004, the Company had outstanding: 235,961 Class A Shares, 29,079,353 Class B Shares, 3,998,302 Warrants 2005, 6,663,943 Warrants 2008 and no preferred shares. In addition, Microcell had 3,977,272 COM Canada Warrants and stock options to purchase 1,770,585 Class B Non-Voting Shares outstanding as at that date.

As at the date of this Circular, Microcell had not made any public disclosure regarding the principal holders of its Shares or Warrants since the completion of a rights offering on April 30, 2004 and the redemption of both classes of its previously outstanding preferred shares on May 1, 2004. Accordingly, the Offeror only has knowledge of the limited information that follows regarding any Persons holding more than 10% of the outstanding numbers of Class A Shares or Class B Shares.

On May 10, 2004, two shareholders of Microcell filed reports with Canadian securities regulators pursuant to National Instrument 62-103 for the period ending April 30, 2004: (i) Harbert Distressed Investment Master Fund, Ltd. and HMC Distressed Investment Offshore Manager, L.L.C. disclosed that as of April 30, 2004 they, together with entities managed or controlled by them, (collectively, "Harbert") held 17,876 Class A Shares, representing 7.58% of the Class A Shares outstanding, 4,237,876 Class B Shares, representing 14.57% of the Class B Shares outstanding, and 4,839,432 rights to purchase Class B Shares pursuant to the recently-completed rights offering, which had been exercised on a five-rights-for-one-share basis (though the resulting Class B Shares had not been delivered as of April 30, 2004); and (ii) Greenlight Capital, Inc. (as investment manager) and Greenlight Capital, LLC (as general partner) disclosed that they collectively had control or direction over a total of 3,573,270 Class B Shares, representing approximately 12.3% of the Class B Shares outstanding.

As of March 24, 2004, the date of the final prospectus for Microcell's recent rights offering, Telesystem Ltd. held 16.7% of each of the Warrants 2005 and Warrants 2008, while as of April 30, 2004, Harbert held 380,210 Warrants 2005, representing 9.5% of the total number outstanding, and 633,690 Warrants 2008, representing 9.5% of the total number outstanding. Telesystem Ltd. is a corporation controlled by Charles Sirois, a director of Microcell and formerly the Chairman of Old Microcell.

The Class A Shares and Class B Shares are listed on the TSX under "MT.A" and "MT.B", respectively. The Warrants 2005 and Warrants 2008 trade on the TSX under "MT.WT.A" and "MT.WT.B", respectively. The Company's preferred shares were delisted from the TSX at the close of business on April 30, 2004.

The Company's principal place of business is located at 800 de La Gauchetiere Street West, Suite 4000, Montreal, Quebec, H5A 1K3 and its registered office is located at 1250 Rene-Levesque Blvd. West, 38th floor, Montreal, Quebec, H3B 4W8. The telephone number at the Company's principal place of business is (514) 937-2121.

TELUS and its subsidiaries have an ongoing business relationship with Microcell and its subsidiaries with respect to certain ILEC services provided under tariff arrangements, analogue roaming arrangements and site sharing arrangements, each of which has been entered into by TELUS in the ordinary course of business.

3.       Background to the Offers

On May 13, 2004, Mr. George Cope, an Executive Vice-President of the Offeror and President and Chief Executive Officer of TELUS Mobility, met with Mr. Andre Tremblay, the President and Chief Executive Officer of Microcell. Mr. Cope advised Mr. Tremblay that the Offeror believes that a business combination of the Offeror and Microcell would be a beneficial transaction for both companies and informed Mr. Tremblay that the Offeror intended to commence the Offers. Prior to this meeting there had been no discussions between the Offeror and Microcell regarding a possible business combination or possible offer by the Offeror for the Securities.

4.       Purpose of the Offers and Plans for Microcell

Purpose of the Offers

The purpose of the Offers is to enable the Offeror to acquire all of the Securities.

If the conditions of the respective Offers are satisfied or waived by the Offeror and the Offeror takes up and pays for the Securities validly deposited under the Offers, the Offeror intends to acquire any Shares not deposited under the Offers by Compulsory Acquisition, if available, or propose a Subsequent Acquisition Transaction. However, the Offeror reserves the right not to propose a Compulsory Acquisition or Subsequent Acquisition Transaction, or to propose a Subsequent Acquisition Transaction on terms not described in the Circular. If the Minimum Condition is satisfied, the Offeror should own sufficient Shares to effect a Subsequent Acquisition Transaction. If a Compulsory Acquisition or Subsequent Acquisition Transaction is carried out, the Offeror expects to effect the acquisition of the remaining publicly held Warrants 2005 and Warrants 2008 pursuant to the terms of the indentures governing the Warrants 2005 and Warrants 2008. See Section 5 of the Circular, "Acquisition of Securities Not Deposited".

Plans for Microcell

Following the completion of the Offers, the Offeror intends to conduct a review of Microcell's operations and business strategy with a view to determining how best to combine Microcell's operations with those of TELUS Mobility in order to maximize synergies and optimize operational effectiveness. While its plans in this regard have not yet been finalized, TELUS currently expects to migrate Microcell's GSM network to a single PCS/CDMA network over time, thereby providing the acquired Microcell subscribers with broader network coverage, more extensive service offerings and greater flexibility than currently offered by Microcell, in the view of TELUS.

TELUS believes it has demonstrated its ability to successfully integrate wireless operations and deliver value to subscribers and shareholders alike through the prior successful combinations of the wireless operations of BC TELECOM and TC, in Alberta and British Columbia, with the national operations of Clearnet Communications Inc. and the operations of QuebecTel Mobilite.

If permitted by applicable law, subsequent to the completion of the Offers and a Compulsory Acquisition or any Subsequent Acquisition Transaction, if necessary, the Offeror intends to delist each of the classes of Securities from the TSX and, if there are fewer than 15 securityholders of the Company in any province and fewer than 51 securityholders in total in Canada, to cause the Company to cease to be a reporting issuer under the securities laws of each such province. See Section 13 of the Circular, "Effect of the Offers on the Market for Securities; Public Disclosure by Microcell; Exchange Act Registration".

5.       Acquisition of Securities Not Deposited

Compulsory Acquisition

If, within 120 days after the date of the Offers, the Offers have been accepted by holders of not less than 90% of any class(es) of Shares, other than Shares held at the date of the Offers by or on behalf of the Offeror and its affiliates and associates (as such terms are defined in the CBCA), and the Offeror acquires such deposited Shares under the Offers, the Offeror intends to acquire the Shares in such class(es) held by each holder of Shares who did not accept the Class A Offer or Class B Offer, as applicable, and any Person who subsequently acquires any Shares of such class(es) from such a holder (each such holder and each such Person being hereinafter referred to as an "Offeree") on the same terms and at the same price for which the Shares were acquired under such Offer, pursuant to the provisions of Section 206 of the CBCA (a "Compulsory Acquisition").

To exercise such statutory right, the Offeror must give notice (the "Offeror's Notice") to each Offeree and to the Director under the CBCA of such proposed acquisition on or before the earlier of 60 days from the Expiry Time and 180 days from the date of an Offer. Within 20 days of giving the Offeror's Notice, the Offeror must pay or transfer to the Company the consideration the Offeror would have to pay or transfer to the Offerees if they had elected to accept the Offer, to be held in trust for the Offerees. In accordance with Section 206 of the CBCA, within 20 days after receipt of the Offeror's Notice, each Offeree must send the certificates representing the Shares held by such Offeree to the Company and must elect either to transfer such Shares to the Offeror on the terms of the Offer or to demand payment of the fair value of such Shares held by such holder by so notifying the Offeror within 20 days after the Offeree receives the Offeror's Notice. An Offeree who does not, within 20 days after the Offeree receives the Offeror's Notice, notify the Offeror that the Offeree is electing to demand payment of the fair value of the Offeree's Shares is deemed to have elected to transfer such Shares to the Offeror on the same terms that the Offeror acquired Shares from holders of Shares who accepted the Offer. If an Offeree has elected to demand payment of the fair value of such Shares, the Offeror may apply to a court having jurisdiction to hear an application to fix the fair value of such Shares of such Offeree. If the Offeror fails to apply to such court within 20 days after it made the payment or transferred the consideration to the Company referred to above, the Offeree may then apply to the court within a further period of 20 days to have the court fix the fair value. If there is no such application made by the Offeree within such period, the Offeree will be deemed to have elected to transfer such Shares to the Offeror on the terms that the Offeror acquired Shares from holders of Shares who accepted the Offer. Any judicial determination of the fair value of the Shares could be more or less than the amount paid pursuant to the Offers.

If an Offeree did not receive the Offeror's Notice, such Offeree may, within 90 days from the Expiry Time, require the Offeror to acquire its Shares, provided that the Offeror shall acquire such Shares on the same terms under which the Offeror acquired Shares under the Offers. If a holder of Shares did not receive the Offers, such holder of Shares may, within 90 days after the later of (i) the Expiry Time and (ii) the date on which such holder of Shares learned of the Offers, require the Offeror to acquire its Shares, provided that the Offeror shall acquire such Shares on the same terms under which the Offeror acquired Shares under the Offers.

The foregoing is a summary only of the right of Compulsory Acquisition which may become available to the Offeror and is qualified in its entirety by the provisions of Section 206 of the CBCA. Section 206 of the CBCA is complex and may require strict adherence to notice and timing provisions, failing which an Offeree's rights may be lost or altered. Holders of Shares who wish to be better informed about the provisions of Section 206 of the CBCA should consult their legal advisors. See Sections 16 and 17 of the Circular, "Material Canadian Federal Income Tax Considerations" and "Material United States Federal Income Tax Considerations", respectively, for a discussion of the tax consequences to holders of Shares in the event of a Compulsory Acquisition.

Subsequent Acquisition Transactions

If the Offeror acquires less than 90% of the Shares of either class under the Offers or the right of Compulsory Acquisition described above is not available for any reason or if the Offeror elects not to proceed under such provisions, the Offeror intends to acquire, directly or indirectly, at the same price per Share as in the Offers, and no later than 120 days after the date of expiry of an Offer, all of the Shares of such class in accordance with applicable law by way of a Subsequent Acquisition Transaction. If the Minimum Condition is satisfied, the Offeror should own sufficient Shares to effect a Subsequent Acquisition Transaction. In order to effect a Subsequent Acquisition Transaction, the Offeror may seek to cause a special meeting of the holders of Shares of the relevant class(es) to be called to consider an amalgamation, statutory arrangement, capital reorganization, consolidation or other transaction involving the Offeror and/or an affiliate of the Offeror and Microcell and/or the holders of Shares of the relevant class(es) for the purpose of Microcell becoming, directly or indirectly, a wholly-owned subsidiary of the Offeror or an affiliate (a "Subsequent Acquisition Transaction").

Each type of Subsequent Acquisition Transaction described above would be a "going private transaction" within the meaning of certain applicable Canadian securities legislation and regulations (collectively the "Regulations"), Rule 61-501 and Policy Q-27. In certain circumstances, the provisions of Rule 61-501 and Policy Q-27 may also deem certain types of Subsequent Acquisition Transactions to be "related party transactions." However, if the Subsequent Acquisition Transaction is a "going private transaction" carried out in accordance with Rule 61-501 or an exemption therefrom and Policy Q-27 or an exemption therefrom, the "related party transaction" provisions of Rule 61-501 and Policy Q-27 do not apply to such transaction. The Offeror intends to carry out any such going private transaction in accordance with Rule 61-501 and Policy Q-27, or any successor provisions, or exemptions therefrom such that the related party transaction provisions of Rule 61-501 and Policy Q-27 will not apply to the going private transaction.

The Regulations, Rule 61-501 and Policy Q-27 provide that, unless exempted, a corporation proposing to carry out a going private transaction is required to prepare a valuation of the affected securities (and any non-cash consideration being offered therefor, subject to certain exceptions) and provide to the holders thereof a summary of such valuation or the entire valuation. In connection therewith, the Offeror intends to rely on any exemption then available or to seek waivers pursuant to Rule 61-501 and Policy Q-27 from the OSC and Autorite exempting the Offeror or the Company or their affiliates, as appropriate, from the requirement to prepare a valuation in connection with any Subsequent Acquisition Transaction.

Depending on the nature and terms of the Subsequent Acquisition Transaction, the provisions of the CBCA may require the approval of at least 66 2/3% of the votes cast by holders of the outstanding Shares at a meeting duly called and held for the purpose of approving a Subsequent Acquisition Transaction. In certain circumstances, the CBCA may also require the approval of the Subsequent Acquisition Transaction by at least 66 2/3% of the votes cast by holders of each class or series of the outstanding Shares at such a meeting. Rule 61-501 and Policy Q-27 would in effect also require that, in addition to any other required security holder approval, in order to complete a going private transaction, the approval of a simple majority of the votes cast by "minority" shareholders in each of the Class A Shares and Class B Shares must be obtained unless an exemption is available or discretionary relief is granted by the OSC and the Autorite. In relation to any Subsequent Acquisition Transaction, the "minority" shareholders will be, subject to any available exemption or discretionary relief granted by the OSC and the Autorite as required, all holders of Shares other than the Offeror, its directors and senior officers, any associate or affiliate of the Offeror as well as the directors and senior officers thereof and any Person acting jointly or in concert with the Offeror. Rule 61-501 and Policy Q-27 also provide that the Offeror may treat Shares acquired pursuant to the Offers as "minority" Shares and to vote them, or to consider them voted, in favour of a Subsequent Acquisition Transaction that is a going private transaction if, among other things, the consideration for each security in the Subsequent Acquisition Transaction is at least equal in value to and in the same form as the consideration paid pursuant to the Offers. The Offeror intends that the consideration offered under any Subsequent Acquisition Transaction that is a going private transaction proposed by it within 120 days from the expiry of the Offers would be the same cash price as the price offered under the Offers. Subject to compliance with Rule 61-501 and Policy Q-27 with respect to effecting such transaction within 120 days of the expiry of the Offers and certain other provisions, the effect of which is to ensure equal treatment, the Offeror also intends to treat Shares deposited under the Offers as "minority" Shares voted in favour of any going private transaction.

In addition, under Rule 61-501 and Policy Q-27, if, following the Offers, the Offeror and its affiliates are the registered holders of 90% or more of the Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if a statutory dissent and appraisal remedy is available or a substantially equivalent enforceable right is made available to the minority shareholders. If the Offeror decides not to effect a Compulsory Acquisition or propose a Subsequent Acquisition Transaction involving the Company, or proposes a Subsequent Acquisition Transaction but cannot promptly obtain any required approval or exemption, the Offeror will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable law, purchasing additional Shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from the Company, or taking no further action to acquire additional Shares. Any additional purchases of Shares could be at a price greater than, equal to or less than the price to be paid for Shares under the Offers and could be for cash and/or securities or other consideration. Alternatively, the Offeror may sell or otherwise dispose of any or all Shares acquired pursuant to the Offers or otherwise. Such transactions may be effected on terms and at prices then determined by the Offeror, which may vary from the terms and the price paid for Shares under the Offers.

Any Subsequent Acquisition Transaction may also result in holders of Shares of the relevant class(es), under Section 190 of the CBCA, having the right to dissent and demand payment of the fair value of their Shares. If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting shareholders for their Shares. The fair value of a particular class of Shares so determined could be more or less than the amount paid per Share of such class pursuant to the Subsequent Acquisition Transaction or the Offers. Any such judicial determination of the fair value of the Shares could be based upon considerations other than, or in addition to, the market price of the Shares.

The tax consequences to a holder of Shares of a Subsequent Acquisition Transaction may differ from the tax consequences to such holder of accepting the Offers. See Sections 16 and 17 of the Circular, "Material Canadian Federal Income Tax Considerations" and "Material United States Federal Income Tax Considerations", respectively. Holders of Shares should consult their legal advisors for a determination of their legal rights with respect to a Subsequent Acquisition Transaction if and when proposed.

Treatment of Warrants

Each of the indentures governing the Warrants 2005 and Warrants 2008 provides that, in the event of a "Fundamental Transaction" (as defined therein) in which the holders of the outstanding Shares are to receive consideration solely in the form of cash, each holder will be deemed: (i) where such cash consideration is, on a per Share basis, in an amount greater than the exercise price of the Warrants, to exercise its Warrants and be entitled, upon such deemed exercise, to receive the cash consideration which the holder of Warrants would have been entitled to receive had the exercise of Warrants taken place immediately prior to the Fundamental Transaction in question, less the exercise price of the Warrants; or (ii) where the cash consideration is, on a per Share basis, equal to or less than the exercise price of the Warrants, to surrender its Warrants without payment of any consideration. Following such deemed exercise, all Warrants are cancelled and of no further value or effect.

The definition of "Fundamental Transaction" in the indentures governing the Warrants includes: (i) any reclassification of the Shares at any time outstanding or any change of the Shares into other shares, securities or property of Microcell, or any other capital reorganization of Microcell of similar effect (subject to certain exemptions); (ii) any amalgamation, arrangement, merger or other form of business combination of Microcell with or into any other corporation resulting in any reclassification of the outstanding Shares or change of the Shares into other shares, securities or property of Microcell or such other corporation; and (iii) any sale, lease, exchange or transfer of all or substantially all of the undertaking or assets of Microcell and its subsidiaries to another corporation or entity not wholly-owned by Microcell.

The Offeror believes that a Compulsory Acquisition would be a "Fundamental Transaction" for the purposes of the indentures governing the Warrants 2005 and Warrants 2008, and in addition, it intends to structure any Subsequent Acquisition Transaction that it undertakes with respect to the Shares so as to also constitute a "Fundamental Transaction" for the purposes of the indentures and thereby, in either event, trigger the deemed exercise provisions described above.

6.       Source of Funds

The Offeror estimates that, if it acquires all of the Securities pursuant to the Offers, the total cash consideration required to purchase the Securities under the Offers will be approximately $1.1 billion. Such funding will come from the Offeror's available cash on hand and drawdowns on its committed credit facilities.

As at May 7, 2004, the Offeror had available cash and cash equivalents and short-term investments in the amount of $390 million. In addition, the Offeror's committed credit facilities as of such date consisted of an $800 million revolving credit facility expiring on May 7, 2008 (of which none had been drawn down and approximately $102.6 million of which has been set aside for outstanding undrawn letters of credit), and an undrawn $800 million 364-day revolving credit facility extendible at the Offeror's option for any amount outstanding as at May 6, 2005 for one year on a non-revolving basis.

The committed credit facilities became effective May 7, 2004 and replaced $2.1 billion of prior credit facilities. The committed credit facilities are provided by a syndicate of financial institutions led by TD Securities and RBC Capital Markets, as co-lead arrangers. The Offeror plans to repay drawings to be made under its committed credit facilities over time with free cash flow. The undrawn portion of the revolving credit facilities remains available for general corporate purposes until the respective maturity date of each facility.

The Offeror's committed credit facilities are unsecured and bear interest at prime rate, a U.S. dollar Base Rate, a bankers' acceptance rate or LIBOR (as such terms are used or defined in the committed credit facilities), plus applicable margins. The committed credit facilities contain customary representations and warranties and covenants including a requirement that the Offeror not permit its consolidated Leverage Ratio (Funded Debt to trailing 12-month EBITDA) to exceed 4.0:1 at the end of any financial quarter and not permit its consolidated Coverage Ratio (EBITDA to Interest Expense on a trailing 12-month basis) (as such terms are defined in the committed credit facilities) to be less than 2.0:1 at the end of any financial quarter.

Conditions to drawdown of the committed credit facilities include, among others, bring-down of customary representations and warranties and no existing default or event of default. Continued access to the committed credit facilities is not contingent on the maintenance by the Offeror of a specific credit rating.

A copy of the committed credit facilities is included (by incorporation by reference) as an exhibit to the Offeror's Tender Offer Statement on Schedule TO filed with the SEC pursuant to Rule 14d-3 of the Exchange Act in connection with the Offers. Reference is made to such exhibit for a more complete description of the proposed terms and conditions of the committed credit facilities.

In addition to available cash on hand and availability under the committed credit facilities, the Offeror has available liquidity provided by other non-committed credit facilities and from the proceeds of the sale of accounts receivable under a securitization program to fund the Offers. The Offeror has also accepted a fully underwritten commitment from the Royal Bank of Canada to provide an additional $500 million credit facility to be available for general corporate purposes until the earlier of October 31, 2005 and 364 days following the completion date of the Offers.

The Offeror reserves the right to fund the purchase of the Securities under the Offers from one or a combination of the above discussed sources.

The Offers are not conditioned on any financing arrangements or financing contingencies. The Offeror believes that its financial condition is not material to a decision by a Securityholder whether to deposit Securities in the Offers because (i) cash is the only consideration that will be paid to Securityholders in connection with the Offers, (ii) the Offeror is offering to purchase all of the outstanding Securities in the Offers, (iii) the Offers are not subject to any financing arrangements or financing contingencies and (iv) the Offeror has sufficient available cash on hand and availability under its committed credit facilities to fund the total amount required to purchase the Securities under the Offers.

7.       Beneficial Ownership of and Trading in Securities

Except as provided below, none of the Offeror or any director or senior officer of the Offeror nor, to the knowledge of such directors and senior officers after reasonable enquiry, any associate of the directors or senior officers of the Offeror, any Person holding more than 10% of any class of equity securities of the Offeror, or any Person acting jointly or in concert with the Offeror, beneficially owns or exercises control or direction over any of the securities of the Company.

Except as provided below, none of the Offeror or any director or senior officer of the Offeror nor, to the knowledge of such directors and senior officers after reasonable enquiry, any of the other Persons referred to above, has traded in any securities of the Company during the 12 months preceding the date hereof.

Except as provided below, the Offeror has no knowledge of whether any Securityholder will accept the Offers.

Robert G. McFarlane, Executive Vice President and Chief Financial Officer of the Offeror, has advised TELUS that he sold short 1,000 Class B Shares at a price of $14.40 per share on August 14, 2003 and, in addition, that he holds 100 Warrants 2008, representing less than 0.01% of the outstanding Warrants 2008. These warrants were purchased on February 23, 2004 at a price of $6.16 per warrant. Mr. McFarlane intends to deposit all such Warrants to the Offers.

8.       Commitments to Acquire Securities of Microcell

Other than pursuant to the Offers and as provided below, there are no commitments to acquire any equity securities of Microcell by the Offeror or its directors and senior officers, or to the knowledge of such directors and senior officers after reasonable enquiry, (i) by any of the Persons set forth on
Schedule I to this Circular, (ii) by any of their respective associates, (iii) by any Person acting jointly or in concert with the Offeror or (iv) by any Person who beneficially owns, directly or indirectly, more than 10% of any class of equity securities of the Offeror.

Mr. McFarlane is subject to the requirements of his broker in respect of the satisfaction of his short position in Class B Shares. See Section 7 of the Circular, "Beneficial Ownership of and Trading in Securities".

9.       Arrangements, Agreements or Understandings

There are no formal or informal arrangements, agreements, contracts or understandings made or proposed to be made between the Offeror and any of the directors or senior officers of Microcell and no payment or other benefit is proposed to be made or given by the Offeror to any of the directors or senior officers of Microcell by way of compensation for loss of office or for remaining in or retiring from office as a result of the Offers. There are no contracts, arrangements or understandings, formal or informal, between the Offeror and any Securityholder of Microcell with respect to the Offers or between the Offeror and any Person with respect to any securities of Microcell in relation to the Offers.

10.      Material Changes and Other Information

The Offeror is not aware of any information which indicates that a material change has occurred in the affairs of Microcell since the date of the last published financial statements of Microcell other than as has been Publicly Disclosed by Microcell or as disclosed in this Circular. The Offeror has no knowledge of any other matter that has not previously been generally disclosed but which would reasonably be expected to affect the decision of Securityholders to accept or reject the Offers.

11.      Price Range and Trading Volume of Securities

The Class A Shares, Class B Shares, Warrants 2005 and Warrants 2008 are listed and posted for trading on the TSX. The following table sets forth, for the periods indicated, the high and low sales prices of the Shares and the Warrants and the volume of trading on the TSX according to published sources. The Class A Shares, Class B Shares, Warrants 2005 and Warrants 2008 did not trade on the TSX or any other market prior to May 1, 2003, the effective date of the Company's Plan of Reorganization and of Compromise and Arrangement.


                       Class A Shares               Class B Shares               Warrants 2005               Warrants 2008
                 --------------------------   --------------------------    ------------------------    ------------------------
                  High     Low     Volume      High     Low     Volume      High    Low     Volume       High    Low      Volume
                 --------------------------   --------------------------    ------------------------    ------------------------
2004               ($)     ($)        000s      ($)     ($)       000's      ($)     ($)       000's    ($)      ($)      000's
May(to May 13)    $25.99  $21.00       16     $25.60  $21.01     1,753      $6.20   $3.40      446     $7.94    $5.20     177
April             $25.00  $22.60       11     $25.00  $22.99     2,099      $6.12   $4.00      247     $7.30    $6.10     201
March             $26.01  $25.00       26     $26.00  $24.40     1,001      $6.50   $5.70      381     $7.85    $6.68     329
February          $26.50  $22.24        1     $26.00  $23.50       725      $6.40   $4.00      414     $7.55    $5.00     332
January           $22.24  $17.50        2     $24.60  $17.30       950      $5.90   $1.80      684     $6.45    $2.66     730

2003
December          $19.00  $17.02        2     $18.00  $16.10        34      $1.97   $1.56      326     $2.83    $2.64     137
November          $18.24  $16.50        1     $19.00  $17.50       345      $1.90   $1.50      255     $3.00    $2.20     395
October           $18.00  $16.02        6     $18.00  $16.50       668      $1.85   $1.30      314     $2.71    $2.10     323
September         $17.00  $13.75        2     $17.00  $13.71     1,003      $2.15   $0.70      762     $2.75    $1.15     471
August            $16.00  $11.50        7     $14.49  $11.00       267      $0.80   $0.49      725     $1.27    $0.91     551
July              $12.75  $10.50        6     $12.50  $10.50       830      $0.54   $0.42      176     $1.03    $0.73     412
June              $11.40  $10.05        3     $11.50  $10.50       429      $0.61   $0.45      139     $1.40    $0.80     145
May               $14.25   $9.25        1     $15.00   $9.70       577      $2.00   $0.50      568     $3.00    $1.40   1,877

2004
1st Quarter       $26.50  $17.50       28     $26.00  $17.30     2,675      $6.50   $1.80    1,478     $7.85    $2.66   1,391

2003
4th Quarter       $19.00  $16.02        9     $19.00  $16.10     1,047      $1.97   $1.30      895     $3.00    $2.10     855
3rd Quarter       $17.00  $10.50       15     $17.00  $10.50     2,101      $2.15   $0.42    1,664     $2.75    $0.73   1,434
2nd Quarter       $14.25   $9.25        5     $15.00   $9.70     1,006      $2.00   $0.45      707     $3.00    $0.80   2,022

After the close of business on May 13, 2004, the Offeror announced its intention to commence the Offers. The closing price on the TSX of each of the Class A Shares and Class B Shares on May 13, 2004 was $21.00 and $21.25, respectively. The prices offered herein represent a premium of 38.1% and 36.5% over the closing price of each of the Class A Shares and Class B Shares, respectively, on the TSX on May 13, 2004.

Securityholders are urged to obtain a current market quotation for the Securities.

12.      Dividend and Dividend Policy

Microcell has never declared or paid any cash dividends on its Class A Shares or Class B Shares. Microcell is constrained in its ability to declare or pay dividends by the excess cash flow provisions set forth in its articles of incorporation and its credit agreements with secured lenders.

13. Effect of the Offers on the Market for Securities; Public Disclosure by Microcell; Exchange Act Registration

Effect of the Offers on the Market for Securities

If the Offers are successful, the Offeror's current intention is to acquire the Shares of any holders who have not accepted the Offers pursuant to a Compulsory Acquisition or Subsequent Acquisition Transaction and to effect an equivalent transaction pursuant to the indentures governing the Warrants that will result in the acquisition of the remaining publicly held Warrants. See Section 5 of the Circular, "Acquisition of Securities Not Deposited". If the Offeror proceeds with the acquisition of the Securities not deposited under the Offers, the Offeror intends that the Securities will be delisted from the TSX.

From the time that the Offeror begins to take up Securities pursuant to the Offers, the liquidity and market value of the remaining Securities held by the public could be affected adversely. The TSX could delist the Securities if the minimum listing requirements (including minimum requirements as to the number of public security holders and the aggregate market value of the publicly held securities) are not met.

Public Disclosure by Microcell

After the purchase of the Securities under the Offers, the Company may cease to be subject to the public reporting and proxy solicitation requirements of the CBCA and the securities laws of certain provinces of Canada. Furthermore, it may be possible for the Company to request the elimination of the public reporting requirements of any province where a small number of securityholders reside. If permitted by applicable law, subsequent to the completion of the Offers or a Compulsory Acquisition or any Subsequent Acquisition Transaction, if there are fewer than 15 securityholders of the Company in any province and fewer than 51 securityholders in total in Canada, the Offeror intends to cause the Company to cease to be a reporting issuer under the securities laws of each such province.

Exchange Act Registration

The Class B Shares are currently registered under the Exchange Act. Such registration may be terminated upon application of Microcell to the SEC if the Class B Shares are not listed on an American national securities exchange or quoted on the Nasdaq Stock Market and there are fewer than 300 holders of record of the Class B Shares resident in the United States. The termination of registration of the Class B Shares under the Exchange Act would substantially reduce the information required to be furnished by Microcell to holders of its Securities under United States federal securities laws and to the SEC and would make certain provisions of the Exchange Act no longer applicable to the Company. Furthermore, the ability of "affiliates" (as defined under Rule 144 of the 1933 Act) of Microcell and Persons holding "restricted securities" of Microcell to dispose of such securities pursuant to Rule 144 of the 1933 Act may be impaired or eliminated. The Offeror intends to seek to cause the Company to apply for termination of registration of the Class B Shares under the Exchange Act as soon after the completion of the Offers as the requirements for such termination are met. If registration of the Class B Shares under the Exchange Act were terminated, the Class B Shares would no longer be "margin securities" or be eligible for listing on the NYSE or eligible for trading on the Nasdaq Stock Market.

14.      Summary of Microcell Rights Plan

Microcell is party to a shareholder rights agreement (the "Microcell Rights Plan") with Computershare Trust Company of Canada, as rights agent, dated as of May 1, 2003. Set out below is a description of the Microcell Rights Plan based on public documents filed by the Company with Canadian securities regulatory authorities.

The Microcell Rights Plan provides that each Share carries one right to purchase an additional Class A Share or Class B Share (as the case may be, based on whether the holder is a Canadian within the meaning of the

Telecommunications Act (Canada) on the date of exercise) (a "Right") upon payment of the Exercise Price (as hereinafter defined). The exercise price of each Right is $100.00 (the "Exercise Price"), subject to anti-dilution adjustment.

The Shareholder Right Plan provides that, until the Separation Time (as defined below), Rights are not exercisable, and that each Right will be evidenced by the certificate for the associated Share and will be transferable only with such associated Share. Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the holders of record of the Rights as of the Separation Time and such separate Rights Certificates alone will evidence the Rights and will be transferable independent of the associated Shares.

Under the Microcell Rights Plan, "Separation Time" means the close of business on the tenth business day after the earlier to occur of: (a) the first date of public announcement that a person, together with its affiliates, associates and persons acting jointly or in concert with such person or any of the person's affiliates or associates, (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding Shares (treated for such purposes as though they were a single class and on a fully-diluted basis (as referred to in the Microcell Rights Plan), without giving effect to management and employee options and exercise of the Warrants 2005 and Warrants 2008) (a "Flip-In Event"), the date of such acquisition being called the "Stock Acquisition Date"; (b) the date of commencement of, or the first public announcement of an intention of any person to make, a take-over bid (other than a "Permitted Bid" or "Competing Bid", as such terms are defined in the Microcell Rights Plan) to acquire 10% or more of the outstanding Shares (treated for such purposes as though they were a single class and on a fully-diluted basis (as referred to in the Microcell Rights Plan), without giving effect to management and employee options and exercise of the Warrants 2005 and Warrants 2008) (including Shares owned by such person on the date of the bid); and (c) the date on which a Permitted Bid or Competing Bid ceases to qualify as such, or such later date as may be determined by Microcell's board of directors.

The Microcell Rights Plan provides that upon the occurrence of a Flip-In Event, unless such Flip-In Event is waived in accordance with the Microcell Rights Plan, the Company shall take such action as may be necessary to ensure and provide within eight business days of such occurrence (or such longer period as may be required by applicable Canadian provincial securities laws) that each Right (other than Rights that are beneficially owned by an Acquiring Person) shall constitute the right to purchase from Microcell, upon exercise thereof, that number of Class A Shares or Class B Shares (as the case may be, based on whether the holder is a Canadian within the meaning of the Telecommunications Act (Canada) on the date of exercise) having an aggregate Market Price (as defined below) on the date of such Flip-In Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price, subject to anti-dilution adjustment. Rights beneficially owned by an Acquiring Person and certain transferees on or after the Stock Acquisition Date are void. Generally, "Market Price" for a security on any date means the average of the daily closing prices for such security on each of the 20 consecutive trading days through and including the trading day immediately preceding such date, subject to adjustment in certain circumstances.

A take-over bid will not trigger the Rights if it meets certain conditions (so as to constitute a "Permitted Bid"). A "Permitted Bid" is a take-over bid that, among other matters, requires that an offer be open for a minimum period of 60 days, that more than 50% of Shares held by holders independent of the bidder be deposited under the bid and not withdrawn before any Shares may be taken up and paid for, and that the bid period be extended and remain open for an additional ten business days following a public announcement by the bidder that more than 50% of the Shares held by holders independent of the bidder have been deposited under the bid and not withdrawn. The Offers are not a Permitted Bid as defined in the Microcell Rights Plan because they do not meet the foregoing conditions.

At any time prior to the occurrence of a Flip-In Event, the board of directors of Microcell may determine to waive the application of the Microcell Rights Plan to such Flip-In Event or any acquisition, transaction or event made by means of a take-over bid circular to all registered holders of Shares, such as the Offers, that would, but for the waiver, constitute or result in a Flip-In Event, provided that such waiver shall automatically constitute a waiver of the application of such provisions to any other take-over bid made by means of a take-over bid circular to all registered holders of Shares prior to the expiry of the former take-over bid.

The Offeror is offering to purchase, upon the terms and subject to the conditions described in the Offers, all the Rights associated with all outstanding Shares, including Shares which may become outstanding on the exercise of options, warrants or other rights (other than the Rights) to purchase Shares. Unless waived by the Offeror, holders of Shares will be required to deposit, and will be deemed to have deposited, one Right for each Share deposited under the Offers in order to effect a valid deposit of such Share under the

Offers in accordance with the procedures set forth in Section 3 of the Offers to Purchase, "Manner of Acceptance".

It is a condition of the Class A Offer that the Offeror shall have determined in its reasonable judgement that: (i) the Microcell Rights Plan does not and will not adversely affect the Offers or the Offeror either before or on consummation of the Offers or the purchase of Securities under a Compulsory Acquisition or any Subsequent Acquisition Transaction; (ii) the board of directors of Microcell shall have redeemed all Rights issued under the Microcell Rights Plan or have waived the application of the Microcell Rights Plan to the purchase of Securities by the Offeror under the Offers; (iii) a binding and non-appealable cease trading order or an injunction shall have been issued that has the effect of prohibiting or preventing the exercise of the Rights or the issue of Shares upon the exercise of the Rights; (iv) a court of competent jurisdiction shall have ordered that the Rights are illegal, of no force or effect or may not be exercised in relation to the Offers and such order shall have become non-appealable; or (v) the Rights and the Microcell Rights Plan shall otherwise have been held unexerciseable or unenforceable in relation to the purchase by the Offeror of Securities under the Offers. See
Section 4 of the Offers to Purchase, "Conditions of the Offers".

15.      Regulatory Matters

Competition Act

The Competition Act requires a pre-merger notification to the Commissioner for transactions that exceed certain financial thresholds and, in case of share acquisitions, that exceed an additional voting interest threshold. Specifically, pre-merger notification is generally required for transactions in respect of which (a) the parties and their affiliates, in aggregate, have assets in Canada, or annual gross revenues from sales in, from or into Canada, in excess of $400 million and (b) which involve the direct or indirect acquisition of assets of an operating business in Canada or a voting interest in a corporation that carries on an operating business in Canada, of which the value of the Canadian assets, or the annual gross revenues from sales in or from Canada generated from such assets, exceeds $50 million. In the case of an acquisition of voting shares of a corporation that has publicly-traded voting shares, the transaction must also result in the acquiror, or acquirors, together with its or their affiliates, owning voting shares which carry more than 20% of the outstanding votes attached to all outstanding voting shares of the corporation (or more than 50% if the acquiror(s) already hold(s) 20% or more).

If a transaction is subject to pre-merger notification, a pre-merger filing must be submitted to the Commissioner and a waiting period must expire or be waived by the Commissioner before the proposed transaction may be completed. The Offeror may choose to file either a short form (generally with a 14-day waiting period) or a long form (with a 42-day waiting period), but, if it files a short form, the Commissioner may, within 14 days, require a long form to be filed, in which case the proposed transaction generally may not be completed until 42 days after the Offeror files a long form. The Commissioner's review of a transaction, and communication of her intention as to whether or not to oppose a transaction, may take longer than the statutory waiting period.

Upon receipt of a pre-merger notification from the Offeror, the Commissioner is required immediately to notify the Company that the Commissioner has received from the Offeror the prescribed short form information or prescribed long form information, as the case may be. The Company is required by the Competition Act to supply the Commissioner with the prescribed short form information within ten days after being so notified or the prescribed long form information within 20 days after being so notified, as the case may be.

Whether or not a pre-merger filing is required, the Commissioner may apply to the Competition Tribunal, a specialized tribunal empowered to deal with certain matters under the Competition Act, with respect to a "merger" (as defined in the Competition Act), and if the Competition Tribunal finds that the merger is likely to prevent or lessen competition substantially, it may order that the merger not proceed or, in the event that the merger has been completed, order its dissolution or the disposition of some of the assets or shares involved. The Competition Tribunal also may issue an interim order under the Competition Act prohibiting the completion of the merger for a period of up to 30 days where (a) the Commissioner has certified that an inquiry is being made under paragraph 10(1)(b) of the Competition Act in connection with the merger and that in her opinion more time is required to complete the inquiry, and (b) the Competition Tribunal finds that, in the absence of an interim order, a party to the merger or any other person is likely to take an action that would substantially impair the ability of the Competition Tribunal to remedy the effect of the merger on competition under Section 92 of the Competition Act because that action would be difficult to reverse. The duration of such interim orders may be extended for an additional period of up to 30 days where the Competition Tribunal finds that the Commissioner is unable to complete her inquiry because of circumstances beyond her control.

The Commissioner may upon request issue an advance ruling certificate ("ARC") that she would not have sufficient grounds on which to apply to the Competition Tribunal under the merger provisions of the Competition Act. If the Commissioner issues an ARC in respect of a proposed transaction, that transaction is exempt from the pre-merger notification provisions. In addition, if the transaction to which the ARC relates is substantially completed within one year after the ARC is issued, the Commissioner cannot seek an order of the Competition Tribunal under the merger provisions of the Competition Act in respect of the transaction solely on the basis of information that is the same or substantially the same as the information on the basis of which the ARC was issued. Alternatively, the Commissioner may issue a "no action" letter following a notification or an application for an ARC, indicating that she is of the view that grounds do not then exist to initiate proceedings before the Competition Tribunal under the merger provisions of the Competition Act with respect to the proposed transaction, while preserving during the three years following completion of the proposed transaction her authority to so initiate proceedings should circumstances change.

The purchase of Securities pursuant to the Offers requires pre-merger notification to the Commissioner and the Offeror's acquisition of control of the Company would be a "merger" for the purposes of the merger provisions of the Competition Act. The Offeror has filed its portion of the short-form pre-merger notification with the Commissioner in respect of the Offers and has requested that the Commissioner issue a "no action" letter in respect of the Offers.

The Offeror does not currently intend to take up or pay for Securities deposited pursuant to the Offers unless all applicable waiting periods under the Competition Act and any extensions thereof have expired or been waived without restraint or challenge and the Commissioner shall have issued a "no action" letter in respect of the acquisition of the Securities by the Offeror. See Section 4 of the Offers to Purchase, "Conditions of the Offers".

Industry Canada

Pursuant to the Radiocommunication Act, the Minister is responsible for ensuring the orderly development and efficient operation of radiocommunication in Canada. All wireless communication services depend on the use of radio frequency spectrum and such use is subject to the regulation and licensing by the Minister pursuant to the Radiocommunication Act. Under the statute, the Minister has the authority to issue and modify radio licenses and spectrum licenses in respect of the use of specified radio frequencies within a defined geographic area; establish technical standards in relation to radio equipment; and plan the allocation and use of the radio spectrum. In addition, the Minister may suspend or revoke a license with the consent of the license holder or without the license holder's consent (having given the license holder reasonable opportunity to make representations) where the licensee has contravened the Radiocommunication Act, its regulations or the terms and conditions of the license, or the license was obtained through misrepresentation. The Minister may suspend or revoke a license, without giving the license holder the opportunity to make representations when the fees for the license have not been paid. The Radiocommunication Act regulations provide for the Minister to approve any transfers or assignments of a license from the licensee to another party. Under Section 11 of the Radiocommunication Regulations, it is a condition of all radiocommunication licenses that a license not be transferred or assigned without the Minister's authorization.

Industry Canada has allocated over 170 MHz of radio spectrum in various frequency bands for use by mobile wireless communications services. Industry Canada has placed a limit on the amount of spectrum for which an entity and its affiliates can be licensed for mobile wireless services. This Spectrum Cap was initially set at 40 MHz and was raised to 55 MHz in November 1999. On October 10, 2003, Industry Canada published Notice No. DGTP-007-03, along with a consultation paper, in which it announced that it was initiating a full review of the Mobile Spectrum Cap Policy.

Following the completion of the Offers, TELUS will exceed the Spectrum Cap in all regions of Canada. Subject to any decision by the Minister to increase or remove the Spectrum Cap, TELUS intends to request from the Minister relief from the application of the Spectrum Cap.

The Offeror does not currently intend to take up or pay for the Securities deposited pursuant to the Offers unless the Minister has provided a waiver or exemption for the Spectrum Cap requirements on terms and conditions satisfactory to the Offeror in its sole judgement, in respect of the mobile spectrum held by the Offeror and its entities on completion of the Offers. See
Section 4 of the Offers to Purchase, "Conditions of the Offers".

16.      Material Canadian Federal Income Tax Considerations

In the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to the Offeror, the following is a summary of the principal income tax considerations under the Tax Act generally applicable to a Securityholder who sells Securities pursuant to the Offers or otherwise disposes of Securities pursuant to certain transactions described in Section 5 of the Circular, "Acquisition of Securities Not Deposited".

This summary is based on the current provisions of the Tax Act, the regulations thereunder, and counsel's understanding of the current administrative and assessing practices and policies of the Canada Revenue Agency (the "CRA") published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and assumes that all such proposals will be enacted in the form proposed. However, there is no certainty that such proposals will be enacted in the form proposed, if at all. The summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in administrative or assessing practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

THIS SUMMARY IS NOT EXHAUSTIVE OF ALL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. THIS SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF SECURITIES, AND NO REPRESENTATIONS ARE BEING MADE WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF SECURITIES TO WHOM THE OFFERS ARE BEING MADE. ACCORDINGLY, SECURITYHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF THE INCOME AND OTHER TAX LAWS OF ANY COUNTRY, PROVINCE, TERRITORY, STATE OR LOCAL TAX AUTHORITY.

Securityholders Resident in Canada

The following summary is generally applicable to a Securityholder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty, is, or is deemed to be, resident in Canada, deals at arm's length with the Company and the Offeror, is not affiliated with the Company or the Offeror, and holds the Securities as capital property (a "Resident Securityholder"). The Securities will generally be considered capital property of a Securityholder provided the Securityholder has not held or acquired the Securities in the course of carrying on business, or as part of a transaction or transactions considered to be an adventure in the nature of trade. Certain Securityholders whose Shares might not otherwise qualify as capital property may, in certain circumstances, treat the Shares as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. The Tax Act contains certain provisions relating to securities held by certain financial institutions (the "mark-to-market rules"). This summary does not take into account those mark-to-market rules and any Securityholders that are "financial institutions" for the purposes of those rules should consult their tax advisors. This summary is not applicable to a Securityholder that is a "specified financial institution" or to a Securityholder an interest in which is a "tax shelter investment", in each case as defined in the Tax Act.

Sale Pursuant to the Offers
---------------------------

A Resident Securityholder who disposes of Securities pursuant to the Offers will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the adjusted cost base of the Securities to the Resident Securityholder and any reasonable expenses incurred by the Resident Securityholder for the purpose of the disposition.

A Resident Securityholder will be required to include one half of the amount of any resulting capital gain (a "taxable capital gain") in income, and will be required to deduct one half of the amount of any resulting capital loss (an "allowable capital loss") against taxable capital gains realized in the year of disposition. Allowable capital losses not deducted in the taxation year in which they are realized may be carried back up to three taxation years or forward indefinitely and deducted against taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act. Any capital loss otherwise determined resulting from the disposition of Shares may, in certain circumstances, be reduced by the amount of certain dividends previously received or deemed to have been received on such Shares, to the extent and under the circumstances described in the Tax Act.

A "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional 6 2/3% refundable tax on certain investment income, including taxable capital gains.

Capital gains realized by an individual or a trust, other than certain specified trusts, may be subject to alternative minimum tax. Resident Securityholders should consult their tax advisors with respect to alternative minimum tax provisions.

Acquisition of Securities Not Deposited
---------------------------------------

         Compulsory Acquisition of Shares

As described in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Compulsory Acquisition", the Offeror may, in certain circumstances, acquire Shares not deposited under the Offers pursuant to statutory rights of purchase under the CBCA. The tax consequences to a Resident Securityholder of a disposition of Shares in such circumstances generally will be as described above under "Sale Pursuant to the Offers".

A Resident Securityholder who dissents in a Compulsory Acquisition and elects to receive the fair value for the holder's Shares will be considered to have disposed of the Shares for proceeds of disposition equal to the amount received by the Resident Securityholder less the amount of interest awarded by the Court and will realize a capital gain (or a capital loss) in the manner and subject to the treatment described above under "Sale Pursuant to the Offers". Any interest awarded to the Resident Securityholder by the Court will be included in the Resident Securityholder's income for the purposes of the Tax Act.

         Subsequent Acquisition Transactions

As described in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Subsequent Acquisition Transactions", if the Offeror acquires less than 90% of the Shares of either class under the Offers or the right of Compulsory Acquisition is not available for any reason or if the Offeror elects not to proceed under such provisions, the Offeror intends to acquire, directly or indirectly, at the same price per Share as in the Offers, and no later than 120 days after the date of expiry of the Offers, all of the Shares of such class in accordance with applicable law by way of a Subsequent Acquisition Transaction. The tax treatment of a Subsequent Acquisition Transaction to a Resident Securityholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out. The Offeror may propose to carry out a Subsequent Acquisition Transaction by means of an amalgamation, statutory arrangement, capital reorganization, consolidation or other transaction, the tax consequences of which to a holder of Shares would depend upon the nature of the particular transaction undertaken and may be substantially the same as, or materially different from, those described above. Depending upon the exact manner in which the transaction is carried out, such tax consequences may include a capital gain or capital loss, a deemed dividend or both a deemed dividend and a capital gain or capital loss. Any such capital loss may, in certain circumstances, be reduced by the amount of certain dividends previously received or deemed to have been received on the Shares (or on shares of an amalgamated corporation for which the Shares are exchanged) to the extent and under the circumstances described in the Tax Act.

A Resident Securityholder that is a corporation should consult its tax advisors for specific advice with respect to the potential application of subsection 55(2) of the Tax Act with respect to any dividends received, or deemed to be received, by such corporation in connection with a Subsequent Acquisition Transaction. Subsection 55(2) provides that, where a Resident Securityholder that is a corporation receives, or is deemed to receive, a dividend, in certain circumstances the dividend or deemed dividend may be treated as proceeds of disposition of the Shares for the purpose of computing the Resident Securityholder's capital gain. Subject to the potential application of this provision, dividends received, or deemed to be received, by a corporation in connection with a Subsequent Acquisition Transaction will be included in computing income, but normally will also be deductible in computing its taxable income.

A Resident Securityholder that is a "private corporation" or a "subject corporation" (as such terms are defined in the Tax Act) may be liable under
Part IV of the Tax Act to pay a refundable tax of 33 1/3% on dividends received, or deemed to be received, in connection with a Subsequent Acquisition Transaction to the extent that such dividends are deductible in computing such corporation's taxable income.

In the case of a Resident Securityholder who is an individual (including a trust), dividends received or deemed to be received in connection with a Subsequent Acquisition Transaction will be included in computing the Resident Securityholder's income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends paid by a taxable Canadian corporation.

If the Subsequent Acquisition Transaction is carried out by means of an amalgamation, under the current administrative practice of the CRA, Resident Securityholders who exercise their right of dissent in respect of such an amalgamation should be considered to have disposed of their Shares for proceeds of disposition equal to the amount paid by the amalgamated corporation to the dissenting Resident Securityholder for such Shares, other than interest awarded by the court. Because of uncertainties under the relevant legislation as to whether such amounts paid to a dissenting Resident Securityholder would be treated entirely as proceeds of disposition, or in part as the payment of a deemed dividend, dissenting Resident Securityholders should consult with their tax advisors in this regard.

RESIDENT SECURITYHOLDERS SHOULD CONSULT THEIR TAX ADVISORS FOR ADVICE WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO THEM OF HAVING THEIR SHARES ACQUIRED PURSUANT TO A SUBSEQUENT ACQUISITION TRANSACTION.

         Treatment of Warrants

As described in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Treatment of Warrants", in connection with either a Compulsory Acquisition that is a "Fundamental Transaction" pursuant to the indentures governing the Warrants or a Subsequent Acquisition Transaction that is a "Fundamental Transaction" pursuant to the indentures governing the Warrants, any outstanding Warrants will, pursuant to the terms of the indentures governing the Warrants, be deemed to have been exercised and will be exchanged for cash. The tax consequences to a Resident Securityholder of a disposition of Warrants in such circumstances generally will be as described above under "Sale Pursuant to the Offers", except that the amount of cash received by a holder of Warrants under the terms of the indenture governing the Warrants may be greater than or less than the amount of cash offered pursuant to the Warrant Offers with the result that the capital gain or capital loss realized by the Resident Securityholder in such circumstances could be greater or less than the capital gain or capital loss the Resident Securityholder would have otherwise realized on a disposition of Warrants pursuant to the Warrant Offers.

Securityholders Not Resident in Canada

The following summary is generally applicable to a Securityholder who at all relevant times, for purposes of the Tax Act and any applicable income tax treaty, is not resident nor deemed to be resident, in Canada deals at arm's length with the Company and the Offeror, is not affiliated with the Company or the Offeror, holds the Securities as capital property and does not use or hold, and is not deemed to use or hold, the Securities in connection with carrying on a business in Canada (a "Non-Resident Securityholder"). The Tax Act contains provisions relevant to a non-resident insurer for whom the Securities are "designated insurance property" which this summary does not take into account. Accordingly such Securityholders should consult their tax advisors.

Sale Pursuant to the Offers
---------------------------

A Non-Resident Securityholder of Securities that do not constitute "taxable Canadian property" will not be subject to tax under the Tax Act on any capital gain realized on a disposition of Securities to the Offeror under the Offers. Generally, Securities will not constitute taxable Canadian property to a Non-Resident Securityholder at a particular time provided that the Shares are listed on a prescribed stock exchange (which currently includes the TSX) at that time and provided that at no time during the five-year period immediately preceding the disposition, the Non-Resident Securityholder, persons with whom the Non-Resident Securityholder does not deal at arm's length, or the Non-Resident Securityholder together with such persons, owned 25% or more of the issued shares of any class or series of the Company. Securities may also be deemed to constitute taxable Canadian property in certain circumstances under the Tax Act. A Non-Resident Securityholder's capital gain (or capital loss) in respect of Securities that constitute or are deemed to constitute taxable Canadian property (and are not "treaty-protected property") will generally be computed in the manner described above under "Securityholders Resident in Canada - Sale Pursuant to the Offers".

Even if the Securities are taxable Canadian property to a Non-Resident Securityholder, a taxable capital gain or an allowable capital loss resulting from the disposition of the Securities will not be included in computing the Non-Resident Securityholder's income for the purposes of the Tax Act if the Securities constitute "treaty-protected property". Securities owned by a Non-Resident Securityholder will generally be treaty-protected property if the gain from the disposition of such property would, because of an applicable income tax treaty, be exempt from tax under the Tax Act.

Acquisition of Securities Not Deposited
---------------------------------------

         Compulsory Acquisition of Shares

A Non-Resident Securityholder whose Shares do not constitute "taxable Canadian property" will not be subject to tax under the Tax Act in respect of any capital gain realized on the disposition of Shares pursuant to the Offeror's statutory rights of purchase described in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Compulsory Acquisition". Where a Non-Resident Securityholder receives interest in connection with the exercise of dissent rights under a Compulsory Acquisition, such amount will be subject to Canadian withholding tax under the Tax

Act at the rate of 25%. This rate may be reduced under the provisions of an applicable tax treaty. Under the Canada-United States Income Tax Convention
(1980), the rate of withholding tax on interest paid to a resident of the United States is generally reduced to 10%. In addition, if the Shares are not listed on a prescribed stock exchange at the time of disposition, the notification and withholding provisions of Section 116 of the Tax Act will apply to the Non-Resident Securityholder. NON-RESIDENT SECURITYHOLDERS WHOSE SHARES ARE BEING COMPULSORILY ACQUIRED SHOULD CONSULT THEIR TAX ADVISORS FOR ADVICE HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

         Subsequent Acquisition Transactions

As described in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Subsequent Acquisition Transactions", if the Offeror acquires less than 90% of the Shares of either class under the Offers or the right of Compulsory Acquisition is not available for any reason or if the Offeror elects not to proceed under such provisions, the Offeror intends to acquire, directly or indirectly, at the same price per Share as in the Offers, and no later than 120 days after the date of expiry of the Offers, all of the Shares of such class in accordance with applicable law by way of a Subsequent Acquisition Transaction. The tax treatment of a Subsequent Acquisition Transaction to a Non-Resident Securityholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out. A Non-Resident Securityholder may realize a capital gain or a capital loss and/or a deemed dividend. Dividends paid or deemed to be paid to a Non-Resident Securityholder will be subject to Canadian withholding tax at a rate of 25%. This rate may be reduced under the provisions of an applicable income tax treaty. Under the Canada-United States Income Tax Convention (1980), the rate of withholding tax on dividends paid to a resident of the United States is generally reduced to 15%. NON-RESIDENT SECURITYHOLDERS SHOULD CONSULT THEIR TAX ADVISORS FOR ADVICE WITH RESPECT TO THE POTENTIAL INCOME TAX CONSEQUENCES TO THEM OF HAVING THEIR SHARES ACQUIRED PURSUANT TO SUCH A TRANSACTION.

         Treatment of Warrants

As described in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Treatment of Warrants", in connection with either a Compulsory Acquisition that is a "Fundamental Transaction" pursuant to the indentures governing the Warrants or a Subsequent Acquisition Transaction that is a "Fundamental Transaction" pursuant to the indentures governing the Warrants, any outstanding Warrants will, pursuant to the terms of the indentures governing the Warrants, be deemed to have been exercised and will be exchanged for cash. The tax consequences to a Non-Resident Securityholder of a disposition of Warrants in such circumstances generally will be as described above under "Sale Pursuant to the Offers", except that the amount of cash received by a holder of Warrants under the terms of the indenture governing the Warrants may be greater than or less than the amount of cash offered pursuant to the Warrant Offers with the result that any capital gain or capital loss realized by the Non-Resident Securityholder in such circumstances could be greater or less than the capital gain or capital loss the Non-Resident Securityholder would have otherwise realized on a disposition of Warrants pursuant to the Warrant Offers.

17.      Material United States Federal Income Tax Considerations

The following discussion, which is based upon the advice of Skadden, Arps, Slate, Meagher & Flom LLP, as special United States counsel to the Offeror, summarizes material United States federal income tax considerations generally applicable to United States Holders with respect to the disposition of Securities pursuant to the Offers or pursuant to certain transactions described in Section 5 of the Circular, "Acquisitions of Shares Not Deposited". This summary is based upon the Code, proposed, temporary and final Treasury regulations promulgated thereunder, judicial decisions and administrative rulings and practice, all as in effect as of the date hereof, all of which are subject to change (possibly with retroactive effect). This discussion does not address aspects of United States federal taxation other than income taxation, nor does it address all aspects of United States federal income taxation, including aspects of United States federal income taxation that may be applicable to particular Securityholders, such as Securityholders who are dealers in securities, insurance companies, tax exempt organizations, financial institutions, regulated investment companies, entities treated as partnerships for United States federal income tax purposes, those who hold their Securities as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for United States federal income tax purposes, foreign persons, those who have a functional current other than the U.S. dollar or those who acquired their Securities in a compensation transaction. This summary is limited to persons that hold their Securities as a "capital asset" within the meaning of Section 1221 of the Code. This discussion also does not address the United States federal income tax consequences to holders of options to purchase Shares (other than the Warrants). In addition, this discussion does not address any state, local or foreign tax consequences.

United States Holders of Securities are urged to consult their tax advisors with respect to the United States federal, state, local and foreign tax consequences of the Offers or other transactions described in Section 5 of the Circular, "Acquisition of Securities Not Deposited".

As used herein, the term "United States Holder" means a beneficial owner of Securities that, for United States federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or a political subdivision thereof, (iii) an estate the income of which is subject to federal income taxation regardless of source or (iv) a trust the administration of which is subject to the primary supervision of a United States court if one or more United States persons have the authority to control all substantial decisions of such trust.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is the beneficial owner of Securities, the tax treatment of a partner in such partnership will depend upon the status of the partner and the activities of the partnership. Partners in such a partnership should consult their tax advisors as to the particular tax considerations applicable to them.

Sale of Securities Pursuant to the Offers

Except as noted below in the discussion of the passive foreign investment company rules, a United States Holder who disposes of Securities pursuant to the Offers generally will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar equivalent of the Canadian dollar cash payment received, determined based on the spot rate of exchange on the Effective Date, and such holder's adjusted tax basis in the Securities so disposed. Such capital gain or loss will generally be a long-term capital gain or loss if such holder has held such Securities for more than one year.

Compulsory Acquisition of Shares

The United States federal income tax consequences to a United States Holder of a disposition of Shares pursuant to a Compulsory Acquisition generally will be as described under "Sale of Securities Pursuant to the Offers" above.

Although there is no authority directly on point, a United States Holder who dissents in a Compulsory Acquisition and elects to receive the fair value for the holder's Shares probably will recognize gain or loss at the time of the Compulsory Acquisition (even if the fair market value of the Shares has not yet been judicially determined at such time), in an amount equal to the difference between the "amount realized" and the adjusted tax basis of such Shares. For this purpose, although there is no authority directly on point, the amount realized generally should equal the sum of the U.S. dollar equivalent amounts, determined at the spot rate, of the trading values for the Shares on the settlement date of the Compulsory Acquisition. In such event, capital gain or loss also would be recognized by the United States Holder at the time the actual fair value payment is determined, to the extent that such payment exceeds or is less than the amount previously recognized. In addition, a portion of the actual payment received may instead be characterized as interest income, in which case the U.S. dollar equivalent to the Canadian dollar amount of such portion generally should be included in ordinary income in accordance with the United States Holder's method of accounting.

Subsequent Acquisition Transaction

If the Offeror is unable to effect a Compulsory Acquisition, or if the Offeror elects not to proceed with a Compulsory Acquisition, then the Offeror may propose a Subsequent Acquisition Transaction as described in this Circular. The United States federal income tax consequences resulting therefrom will depend upon the manner in which the transaction is carried out and may be substantially similar to or materially different from the consequences described above. United States Holders should consult their tax advisors with respect to any United States federal, state or local tax consequences to them of having their Shares acquired pursuant to a Subsequent Acquisition Transaction.

A United States Holder who dissents in a Subsequent Acquisition Transaction and elects to receive the fair value for the holder's Shares generally will be treated in the same manner as described above under "Compulsory Acquisition of Shares".

Treatment of Warrants

As described in Section 5 of the Circular, "Acquisition of Securities Not Deposited - Treatment of Warrants", in the event of either a Compulsory Acquisition or Subsequent Acquisition Transaction, any outstanding Warrants will be deemed to have been exercised and will be exchanged for cash. Accordingly, a United States Holder of Warrants should be considered to have disposed of the Warrants for proceeds of the disposition equal to the U.S. dollar equivalent of the Canadian dollar cash payment received, determined at the spot rate on the date of receipt and should realize capital gain (or capital loss) in the manner described above under "Sale of Securities Pursuant to the Offers".

Amounts Subject to Canadian Withholding Tax

A United States Holder who dissents in a Compulsory Acquisition or a Subsequent Acquisition Transaction and who receives interest, and, as a result, is subject to Canadian withholding tax (or who is otherwise subject to Canadian withholding tax), as described in Section 16 of the Circular, "Material Canadian Federal Income Tax Considerations - Security Holders Not Resident in Canada", may be eligible, subject to a number of complex limitations, to claim a foreign tax credit or a deduction in respect of any Canadian taxes withheld. If a United States Holder elects to claim a foreign tax credit, rather than a deduction, for a particular taxable year, such election will apply to all foreign taxes paid by the holder in a particular year.

Considerations Relating to the Passive Foreign Investment Company Rules

According to its public filings, Microcell does not believe that it is, or has been, a PFIC for United States federal income tax purposes. A non United States corporation will be a PFIC in any taxable year in which either (i) 75% or more of its gross income consists of certain specified types of "passive income" or
(ii) the average percentage of its assets (by value) that produce or are held for the production of passive income is at least 50%. If, however, Microcell had been a PFIC for any taxable year in which its Securities were held by United States Holders, such United States Holders could be subject to significantly more tax on the disposition of their Securities pursuant to the Offers, a Compulsory Acquisition or a Subsequent Acquisition Transaction. Because the PFIC rules are complex and because the impact of those rules on the United States federal income tax treatment of a disposition of Securities by a United States Holder pursuant to the Offers, a Compulsory Acquisition or a Subsequent Acquisition Transaction is potentially significant, United States Holders are urged to discuss the possibility of such treatment with their tax advisors.

Foreign Currency Issues

Canadian dollars received on a disposition of Securities will have a tax basis equal to their U.S. dollar value at the time such proceeds are received. The amount of gain or loss recognized on a sale or other disposition of such Canadian dollars will equal the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the United States Holder's tax basis in such Canadian dollars. Any such gain or loss generally will be ordinary income.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the Internal Revenue Service relating to payments made to particular United States Holders. In addition, United States Holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers in the manner required, or otherwise fail to comply with applicable backup withholding tax rules. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder's United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

18.      Financial Advisor, Dealer Managers and Depositary

The Offeror has retained the services of RBC Capital Markets to act as its financial advisor in connection with the Offers. RBC Dominion Securities Inc. and RBC Capital Markets Corporation are acting in Canada and the United States, respectively, as dealer managers in connection with the Offers and will receive compensation for providing such services. In addition, the Offeror will reimburse the Dealer Managers for their respective reasonable out-of-pocket expenses, including reasonable attorneys' fees, and has also agreed to indemnify the Dealer Managers against certain liabilities and expenses in connection with the Offers, including certain liabilities under the provincial securities laws of Canada and the federal securities laws of the United States.

In Canada, RBC Dominion Securities Inc. has undertaken to form a soliciting dealer group comprising members of the Investment Dealers Association of Canada and members of the TSX and the TSX Venture Exchange to solicit acceptances of the Offers in Canada. Each member of the Soliciting Dealer Group, including RBC Dominion Securities Inc., is referred to herein as a "Soliciting Dealer". The Offeror has agreed to pay to each Soliciting Dealer whose name appears in the appropriate space on a Letter of Acceptance and Transmittal accompanying a deposit of Securities a fee of $0.17 for each Security deposited and acquired by the Offeror under the Offers. The aggregate amount payable to a Soliciting Dealer with respect to any single depositing holder of Securities will be a minimum of $85 and a maximum of $1,500 and shall be subject to a minimum of 200 Securities being deposited. Where Securities deposited and registered in a single name are beneficially owned by more than one Person, the minimum and maximum amounts will be applied separately in respect of each such beneficial owner. The Offeror may require the Soliciting Dealer to furnish evidence of such beneficial ownership satisfactory to the Offeror at the time of deposit. When a single beneficial owner deposits Securities, all such securities will be aggregated in determining whether the maximum applies.

The Offeror has also engaged Computershare Trust Company of Canada to act as depositary for the receipt of certificates in respect of Securities and related Letters of Acceptance and Transmittal and Notices of Guaranteed Delivery deposited under the Offers. The Depositary will receive reasonable and customary compensation from the Offeror for its services relating to the Offers and will be reimbursed for certain out-of-pocket expenses. The Offeror has also agreed to indemnify the Depositary against certain liabilities and expenses in connection with the Offers, including certain liabilities under the provincial securities laws of Canada and the federal securities laws of the United States.

Depositing Securityholders will not be obligated to pay any brokerage fee or commission or, except as otherwise provided in the Letters of Acceptance and Transmittal, stock transfer taxes with respect to the purchase of Securities by the Offeror pursuant to the Offers if they accept the Offers by depositing their Securities directly with the Depositary or by utilizing the services of any member of the Soliciting Dealer Group to accept the Offers. If a depositing Securityholder owns Securities through a broker or other nominee and such broker or nominee deposits Securities on the Securityholder's behalf, the broker or nominee may charge a fee for performing this service. Except as set forth above, the Offeror will not pay any fees or commissions to any broker or dealer or any other Person for soliciting deposits of Securities pursuant to the Offers (other than to the Dealer Managers, the Soliciting Dealers and the Depositary).

Questions and requests for assistance concerning the Offers should be made directly to the Dealer Managers or the Depositary.

19.      Legal Matters

Canadian legal matters on behalf of the Offeror will be passed upon by, and the opinion contained under "Material Canadian Federal Income Tax Considerations" has been provided by, Osler, Hoskin & Harcourt LLP, Canadian counsel to the Offeror.

20.      Offerees' Statutory Rights

Securities legislation in certain of the provinces of Canada provides securityholders of the Company with, in addition to any other rights they may have at law, rights of rescission or damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such securityholders. However, such rights must be exercised within prescribed time limits. Securityholders should refer to the applicable provisions of the securities legislation of their province for the particulars of those rights or consult with a lawyer.

21.      TELUS Directors Approval

The contents of the Offers to Purchase and this Circular have been approved and the sending thereof to the Securityholders has been authorized by the Board of Directors of the Offeror.

                                    CONSENT


TO:      The Directors of TELUS

We hereby consent to the reference to our opinion contained under "Material Canadian Federal Income Tax Considerations" in the Circular accompanying the Offers dated May 17, 2004 made by TELUS to the holders of Securities.



                                          (Signed) OSLER, HOSKIN & HARCOURT LLP

                                          Toronto, Ontario
                                          May 17, 2004

                            APPROVAL AND CERTIFICATE



DATED:   May 17, 2004

The contents of the Offers to Purchase and Circular have been approved, and the sending thereof to Securityholders has been authorized by the Board of Directors of the Offeror.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Securities which are the subject of the Offers.





      (Signed) DARREN ENTWISTLE                 (Signed) ROBERT G. MCFARLA
President and Chief Executive Officer          Executive Vice-President and
                                                  Chief Financial Officer




                  On behalf of the Board of Directors of TELUS




      (Signed) BRIAN A. CANFIELD                (Signed) BRIAN F. MACNEILL
            Director                                    Director

                                   SCHEDULE I

      INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS OF OFFEROR


         The following table sets forth the name, current principal occupation or employment (including the name, principal business and address of the organization in which such occupation is conducted) and material occupations, positions, offices or employments during the past five years for each member of the Offeror's Board of Directors and each executive officer of the Offeror. Unless indicated otherwise, each person is a citizen of Canada. Unless indicated otherwise, the current principal business and address of each person is Floor 8, 555 Robson Street, Vancouver, British Columbia and such person's business telephone number at that address is (604) 697-8044. Where appropriate, references to TELUS Corporation include the former Alberta-based TELUS Corporation prior to the January 31, 1999 plan of arrangement involving that entity, BC TELECOM Inc. and BCT.TELUS Communications Inc.

         None of the persons listed below has been (1) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), or (2) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

                                                             Current Principal Occupation or Employment and
            Name and Principal Business Address            Material Positions Held During the Past Five Years
       ----------------------------------------------      ----------------------------------------------------

       DIRECTORS
       ---------
       R.H. (Dick) Auchinleck......................        o    Retired (since 2001)

       93 Wolfwillow Lane South West                       o    President and Chief Executive Officer,
       Calgary, Alberta  T3Z 1B4                                Gulf Canada Resources (oil and gas
       Canada                                                   production) (1998-2001)

                                                           o    Director, ConocoPhillips Inc. (oil and
                                                                gas production) (since 2001)

                                                           o    Director, Sonic Mobility Inc. (software
                                                                development) (since 2002)

                                                           o    Director, Enbridge Commercial Trust
                                                                (pipeline trust) (since 2003)

                                                           o    Director, Gulf Indonesia Resources Ltd.
                                                                (oil and gas production) (1997-2001)

                                                           o    Director, Hydro One Inc. (electricity
                                                                delivery) (2000-2002)

                                                           o    Director, Plurion System Ltd. (high
                                                                capacity electricity storage developer)
                                                                (2002-2003)

       A. Charles Baillie..........................        o    Retired (since 2003)

       Suite 3910, Toronto-Dominion Center                 o    Chairman (1998-2003) and Chief Executive
       66 Wellington Street West                                Officer (1997-2002), Toronto-Dominion Bank
       Toronto, Ontario  M5K 1A2                                (banking)
       Canada
                                                           o    Director, Ballard Power Systems (fuel
                                                                cells) (since 2002)

                                                           o    Director, Dana Corporation (auto parts)
                                                                (since 1998)

                                                           o    Director, Canadian National Railway
                                                                Company (railway transportation) (since 2003)

                                                           o    Director, Quebecor World Inc. (printing)
                                                                (since 2003)

                                                           o    Director, George Weston Limited (food
                                                                processing and distribution) (since 2003)


                                                          Page I-1


                                                           o    Director, Texaco Inc. (oil and gas
                                                                production) (1998-2001)

                                                           o    Director, Cadillac Fairview Company (real
                                                                estate) (1997-2000)

                                                           o    Chairman, TD Waterhouse (brokerage)
                                                                (1999-2001)


       Micheline Bouchard..........................        o    President and Chief Executive Officer,
                                                                ART Advanced Research Technologies
       2300 Alfred-Nobel Blvd.                                  (biomedical company) (since 2002)
       Saint-Laurent, Quebec  H4S 2A4
       Canada                                              o    Corporate Vice-President and General
                                                                Manager, Enterprise Services Organization,
                                                                Motorola Inc. (telecommunications) (2001-2002)

                                                           o    President and Chief Executive Officer,
                                                                Motorola Canada Inc. (telecommunications)
                                                                (1998-2001)

                                                           o    Director, Sears Canada (retail sales)
                                                                (1998-2002)

                                                           o    Director, Alliance Forest Products
                                                                (forestry product management and newsprint
                                                                manufacturing) (1997-2000)

                                                           o    Director, Corby Distilleries (distillery)
                                                                (1988-2000)

                                                           o    Director, Banque Nationale De Paris
                                                                (Canada) (banking) (1997-1999)


       R. John Butler..............................        o    Counsel, Bryan & Company (law firm)
                                                                (since 1989)
       2600 Manulife Place
       10180 - 101 Street                                  o    Director, Trans Global Insurance Company
       10180 - 101 Street                                       (insurance) (since 1999)
       Edmonton, Alberta  T5J 3Y2
       Canada                                              o    Director, Trans Global Life Insurance
                                                                Company (insurance) (since 1999)

                                                           o    Director, Edmonton Eskimos Football Club
                                                                (professional football) (since 1996)

                                                           o    Member of the Board of Governors,
                                                                Canadian Football League (professional
                                                                football) (since 2003)

                                                           o    Director, Edmonton Telephone Corporation
                                                                (ED TEL) and TELUS Corporation prior to
                                                                merger with BC TELECOM
                                                                (telecommunications) (1990-1999)


       Brian A. Canfield ..........................        o    Chair, TELUS Corporation (since 1999,
                                                                except September 1999-July 2000)

                                                           o    Director, Terasen Inc. (natural gas
                                                                delivery) (since 1996)

                                                           o    Director, Suncor Energy (oil and gas
                                                                production) (since 1995)

                                                           o    Director, Toronto Stock Exchange (stock
                                                                exchange) (since 1998)

                                                           o    Chair, BC TELECOM prior to merger with
                                                                TELUS Corporation (telecommunications)
                                                                (1993-1999)

                                                           o    Chief Executive Officer, TELUS
                                                                Corporation (September 1999-July 2000)

                                                          Page I-2


       Darren Entwistle............................        o    President and Chief Executive Officer,
                                                                TELUS Corporation (since 2000)

                                                           o    President - Global Services, Cable &
                                                                Wireless Communications plc, UK & Ireland
                                                                (telecommunications) (2000)

                                                           o    Chief Commercial Officer, Cable &
                                                                Wireless Communications plc, UK & Europe
                                                                (telecommunications) (1999-2000)

                                                           o    Managing Director - Business, Cable &
                                                                Wireless Communications plc
                                                                (telecommunications) (1997-1999)

                                                           o    Director, Toronto-Dominion Bank (banking)
                                                                (since 2001)


       John S. Lacey...............................        o    Chairman, The Alderwoods Group (funeral
                                                                homes and cemeteries) (since 1998)
       Suite 1100
       2225 Sheppard Avenue East                           o    Chairman, Loewen Group (funeral homes)
       Willowdale, Ontario  M2J 5B5                             (1999-2002)
       Canda
                                                           o    Chairman, Doncaster Racing Inc. (stock
                                                                car racing) (since 1990)

                                                           o    Chairman, Doncaster Consolidated Ltd.
                                                                (family holding company) (since 1990)

                                                           o    Advisory Board Member, Tricap
                                                                Restructuring Fund (closed-end restructuring
                                                                fund) (since 2003)

                                                           o    Director, Canadian Tire Corporation,
                                                                Limited (retail sales) (since 2003)

                                                           o    Director, Canadian Imperial Bank of
                                                                Commerce (banking) (since 2004)


       John J. Lack                                        o    Senior Vice President, International
       (citizen of the United States)..............             Operations, Verizon Communications Inc.
                                                                (telecommunications) (since 1978)
       5221 North O'Connor Boulevard
       Irving, Texas  75039                                o    Director, CANTV Corp.
       U.S.A.                                                   (telecommunications) (since 2003)

                                                           o    Director, PRTC Corp. (telecommunications)
                                                                (since 2003)

                                                           o    Director, Codetel Corp.
                                                                (telecommunications)(since 2003)

                                                           o    Director, PT Excelcomindo
                                                                (cellular phone operator)(1998-2003)

                                                           o    Director, PT Citra Sari Makmur
                                                                (VSAT provider) (1998-2003)

                                                           o    Director, TelecomAsia
                                                                (telecommunications) (2000-2003)

                                                           o    Director, Bayantel  Corp.
                                                                (telecommunications operator) (2000-2003)

                                                          Page I-3


                                                           o    Director, Taiwan Cellular Corp. (cellular
                                                                telecommunications) (2000-2003)

       Brian F. MacNeill...........................        o    Chairman, Petro Canada (oil and gas
                                                                exploration, development and refining)
       P.O. Box 2844                                            (since 2001)
       28th Floor PCCW, 150 - 6 Avenue South West
       Calgary, Alberta  T2P 2E3                           o    Chief Executive Officer, Enbridge Inc.
       Canada                                                   (pipeline transportation) (1990-2001)

                                                           o    Director, the Toronto-Dominion Bank
                                                                (banking)(since 1994)

                                                           o    Director, Dofasco Inc. (steel production)
                                                                (since 2000)

                                                           o    Director, Western Oil Sands Inc. (oil and
                                                                gas production) (since 1999)

                                                           o    Director, West Fraser Timber Co. Ltd.
                                                                (forest products) (since 2000)

                                                           o    Director, Veritas DGC Inc. (geophysical
                                                                services) (since 1994)

                                                           o    Director, Sears Canada Inc. (retail
                                                                sales) (since 2001)

                                                           o    Trustee, Legacy Hotels (hotel real estate
                                                                investment trust) (since 2001)

                                                           o    Director, Enbridge Inc. (pipeline
                                                                transportation) (1990-2003)


       Daniel C. Petri                                     o    Group President, International, Verizon
       (citizen of the United States)..............             Communications Inc. (telecommunications)
                                                                (since 1971)
       1095 Avenue of the Americas
       Room 4158                                           o    Director, CANTV Corp.
       New York, New York  10604                                (telecommunications) (since 2002)
       U.S.A.


       Ronald P. Triffo............................        o    Chairman, Stantec Inc. (consulting
                                                                engineering) (since 1998)
       Suite 200, 10160 - 112 Street
       Edmonton, Alberta  T5K 2L6                          o    Chairman and Director, ATB Financial
       Canada                                                   (banking) (since 1996)

                                                           o    Director, Tri-West Inc. (private holding
                                                                company) (since 1997)

                                                           o    Council Member, Association of
                                                                Professional Engineers of Alberta
                                                                (professional body) (2000-2003)

                                                           o    Director, TELUS Corporation prior to
                                                                merger with BC TELECOM (1995-1999)

       Donald Woodley..............................        o    President, The Fifth Line Enterprise
                                                                (consulting services) (since 1999)
       RR1
       Orangeville, Ontario  L9W 2Y8                       o    President, Oracle Corporation Canada Inc.
       Canada                                                   (computer software and services) (1997-1999)

                                                           o    Director, DataMirror Corporation (data
                                                                integration and protection services)
                                                                (since 2001)

                                                           o    Director, OnX Enterprise Solutions Inc.
                                                                (information technology services) (since 2001)

                                                          Page I-4


                                                           o    Director, Steam Whistle Brewing Inc.
                                                                (brewery) (since 2002)

                                                           o    Director, Delano Technology
                                                                (communications and customer service software
                                                                provider) (1999-2002)

                                                           o    Director, Star Data Systems (computer and
                                                                data management services) (1999-2001)

                                                           o    Director, Intellitactics (security
                                                                management software provider) (1999-2000)

                                                           o    Director, Thinweb Technologies (web
                                                                access software developer)
                                                                (1999-2000)

                                                           o    Director, TELUS Corporation prior to
                                                                merger with BC TELECOM (1998-1999)

       EXECUTIVE OFFICERS
       ------------------

       Brian A. Canfield...........................        o    Chair, TELUS Corporation (since 1999,
                                                                except September 1999-July 2000)

                                                           o    Director, Terasen Inc. (natural gas
                                                                delivery) (since 1996)

                                                           o    Director, Suncor Energy (oil and gas
                                                                production) (since 1995)
                                                           o    Director, Toronto Stock Exchange (stock
                                                                exchange) (since 1998)

                                                           o    Chair, BC TELECOM prior to merger with
                                                                TELUS Corporation (telecommunications)
                                                                (1993-1999)

                                                           o    Chief Executive Officer, TELUS
                                                                Corporation (September 1999-July 2000)


       Darren Entwistle............................        o    President and Chief Executive Officer,
                                                                TELUS Corporation (since 2000)

                                                           o    President - Global Services, Cable &
                                                                Wireless Communications plc, UK & Ireland
                                                                (telecommunications) (2000)

                                                           o    Chief Commercial Officer, Cable &
                                                                Wireless Communications plc, UK & Europe
                                                                (telecommunications) (1999-2000)

                                                           o    Managing Director - Business, Cable &
                                                                Wireless Communications plc

                                                                (telecommunications) (1997-1999)
                                                           o    Director, Toronto-Dominion Bank (banking)
                                                                (since 2001)


                                                          Page I-5


       Barry A. Baptie.............................        o    Executive Vice President, Technology &
                                                                Operations, TELUS Corporation (since 2000)
       2nd Floor
       9100 Glenlyon Parkway                               o    Chief Financial Officer, TELUS
       Burnaby, British Columbia  V5J 5J8                       Corporation (1999-2000)
       Canada


       Christopher B. Carty........................        o    Executive Vice President, Corporate
                                                                Strategy & Chief Marketing Officer, TELUS
                                                                Corporation (since 2002)

                                                           o    Vice President Revenue Assurance
                                                                Management, AT&T Business Services, AT&T
                                                                (2001-2002)

                                                           o    Vice President and Chief Financial
                                                                Officer, AT&T Business Services, AT&T
                                                                (1999-2000)


       George A. Cope..............................        o    President and Chief Executive Officer,
                                                                TELUS Mobility (since 2000)
       200 Consilium Place
       Suite 1600                                          o    Executive Vice President, TELUS
       Scarborough, Ontario  M1H 3J3                            Corporation (since 2000)
       Canada
                                                           o    President and Chief Executive Officer,
                                                                Clearnet Communications Inc.,
                                                                (telecommunications)(1987-2000)

                                                           o    Director, Spotwave Wireless Inc.
                                                                (wireless communications)(since 2003)

                                                           o    Director, OnX Enterprise Solutions Inc.
                                                                (information technology services)
                                                                (since 2001)


       Robert G. Cruickshank.......................        o    Executive Vice President, Strategic Bid
                                                                Solutions, TELUS Corporation (since 2004)

                                                           o    Executive Vice President, Business
                                                                Transformation, TELUS Corporation
                                                                (2003-2004)

                                                           o    Executive Vice President, Operating
                                                                Efficiency & Effectiveness, TELUS
                                                                Corporation (2001-2002)

                                                           o    Independent Consultant (2001)

                                                           o    President, Mobile Data Solutions Inc.
                                                                (software workforce management systems)
                                                                (1999-2001)

       Daniel H. Delaloye..........................        o    Executive Vice President and President,
                                                                Consumer Solutions, TELUS Corporation
       31st Floor, TELUS Plaza South                            (since 2000)
       10020 - 100 Street
       Edmonton, Alberta  T5J 0N5                          o    Vice President, International Carrier
       Canada                                                   Services, TELUS Corporation (1999-2000)


       Joseph R. Grech.............................        o    Executive Vice President and President,
                                                                Partner Solutions, TELUS Corporation
                                                                (since 2000)

                                                           o    President, Global Carrier Services,
                                                                Cable & Wireless plc (telecommunications)
                                                                (1995-2000)

                                                          Page I-6


       John D. Maduri..............................        o    Executive Vice President and President,
                                                                Business Solutions, TELUS Corporation
       20th Floor                                               (since 2000)
       411 - 1st Street South East
       Calgary, Alberta  T2G 4Y5                           o    Executive Vice President, Maxxcom Inc.
       Canada                                                   and MDC Corporation (communications
                                                                services) (1999-2000)

                                                           o    Executive Vice President, Finance and
                                                                Planning and Chief Financial Officer,
                                                                Rogers Cantel Mobile Communications Inc.
                                                                (wireless and mobile telecommunications)
                                                                (1996-1999)


       Robert G. McFarlane.........................        o    Executive Vice President and Chief
                                                                Financial Officer, TELUS Corporation
                                                                (since 2000)

                                                           o    Executive Vice President, Chief
                                                                Financial Officer and Secretary Treasurer,
                                                                Clearnet Communications Inc.
                                                                (telecommunications) (1994-2000)

                                                           o    Director, Clearnet Communications Inc.
                                                                (telecommunications) (2000-2001)


       Joseph Natale...............................        o    Executive Vice President and President,
                                                                Client Solutions, TELUS Corporation (since
       11 King Street West                                      2003)
       Toronto, Ontario  M5H 4C7
       Canada                                              o    Senior Vice President, Managing
                                                                Director, and Global Leader, Auto and
                                                                Transportation Markets, Bearing Point, Inc.
                                                                (consulting services) (1997-2003)


       Kevin Salvadori.............................        o    Executive Vice President, Business
                                                                Transformation, and Chief Information
                                                                Officer, TELUS Corporation (since 2004)

                                                           o    Executive Vice President and Chief
                                                                Information Officer, TELUS Mobility
                                                                (telecommunications) (2000-2004)

                                                           o    Executive Vice President and Chief
                                                                Information Officer, Clearnet
                                                                Communications Inc. (telecommunications)
                                                                (1995-2000)


       Mark W. Schnarr.............................        o    Executive Vice President, Corporate
                                                                Development, TELUS Corporation (since 2004)

                                                           o    Executive Vice President, Business
                                                                Marketing & Ventures, TELUS Corporation
                                                                (2003-2004)

                                                           o    Executive Vice President, TELUS
                                                                Ventures, TELUS Corporation (2001-2003)

                                                           o    Vice President, Internet Services,
                                                                TELUS Corporation (1999-2001)

                                                           o    Director, TELUS International
                                                                (telecommunications) (since 2004)

                                                           o    Director, Apparent Networks Inc.
                                                                (software development) (since 2004)


       Judy A. Shuttleworth........................        o    Executive Vice President, Human
                                                                Resources, TELUS Corporation (since 2000)

                                                          Page I-7


                                                           o    Senior Vice President, Human Resources,
                                                                TELUS Corporation (1999-2000)


       Hugues St-Pierre............................        o    President and Chief Executive Officer,
                                                                TELUS Quebec Inc. (telecommunications)
       6, rue Jules-A. Brillant                                 (since 2000)
       Rimouski, Quebec  G5L 7E4
       Canada                                              o    Executive Vice President, TELUS
                                                                Corporation (since 2000)

                                                           o    President and Chief Executive Officer,
                                                                The QuebecTel Group Inc.
                                                                (telecommunications) (1999-2000)


       Janet S. Yale...............................        o    Executive Vice President, Legal,
                                                                Government and Regulatory Affairs, TELUS
       12 - 45 O'Connor Street                                  Corporation (since 2004)
       Ottawa, Ontario  K1P 1A4
       Canada                                              o    Executive Vice President, Government
                                                                and Regulatory Affairs, TELUS Corporation
                                                                (2003-2004)

                                                           o    President and Chief Executive
                                                                Officer, Canadian Cable Television
                                                                Association (federally licensed cable
                                                                systems industry association) (1999-2003)

The Depositary for the Offers is:


                     COMPUTERSHARE TRUST COMPANY OF CANADA


By Mail                                   By Registered Mail, Hand or by Courier

P.O. Box 7021                             100 University Avenue
31 Adelaide St. E.                        9th Floor
Toronto, ON M5C 3H2                       Toronto, ON M5J 2Y1
Attention: Corporate Actions              Attention: Corporate Actions

                           Toll Free: 1-866-982-8786
                           E-Mail:    service@computershare.com



Montreal                            Vancouver                Calgary
650 de Maisonneuve Blvd West        510 Burrard Street       Western Gas Tower
Suite 700                           2nd Floor                Suite 600,
Montreal, QC                        Vancouver, BC            530 8th Avenue S.W.
H3A 3T2                             V6C 3B9                  Calgary, AB
                                                             T2P 3S8





The Dealer Manager for the Offers is:


                              RBC CAPITAL MARKETS

 In Canada:                                     In the United States:
 RBC Dominion Securities Inc.                   RBC Capital Markets Corporation
 P.O. Box 50,                                   Two Embarcadero Center
 Royal Bank Plaza                               Suite 1200
 Toronto, Ontario                               San Francisco, California 94111
 M5J 2W7                                        U.S.A.
 Canada
 Telephone:  (416) 842-7519                     Telephone:       (415) 633-8513
 Toll Free:  1-888-842-7519                     Toll Free:       1-888-842-7519





ANY QUESTIONS AND REQUESTS FOR ASSISTANCE MAY BE DIRECTED BY SECURITYHOLDERS TO THE DEALER MANAGERS OR THE DEPOSITARY AT THEIR RESPECTIVE TELEPHONE NUMBERS AND LOCATIONS SET OUT ABOVE.